Exhibit 4.2





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                                AirGate PCS, Inc.
                            AGW Leasing Company, Inc.
                          AirGate Network Services, LLC
                          AirGate Service Company, Inc.


                    =========================================

                     $159,034,600 AGGREGATE PRINCIPAL AMOUNT

                 9?% SENIOR SUBORDINATED SECURED NOTES DUE 2009


               =================================================


                     ====================================

                                    INDENTURE

                          DATED AS OF FEBRUARY 20, 2004


                              =====================

                              The Bank of New York

                                     Trustee


================================================================================

CHI:1331989.1
                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                    Section Indenture
310      (a)(1)............................................................7.10
         (a)(2)............................................................7.10
         (a)(3)............................................................N.A.
         (a)(4)............................................................N.A.
         (a)(5)............................................................7.10
         (b)..........................................................7.3; 7.10
         (c)...............................................................N.A.
311      (a)...............................................................7.11
         (b)...............................................................7.11
         (c)...............................................................N.A.
312      (a)................................................................2.5
         (b)...............................................................11.3
         (c)...............................................................11.3
313      (a)................................................................7.6
         (b)(1).............................................................7.6
         (b)(2)........................................................7.6; 7.7
         (c)...........................................................7.6;11.2
         (d)................................................................7.6
314      (a)...........................................................4.3;11.5
         (b)...............................................................N.A.
         (c)(1)............................................................11.4
         (c)(2)............................................................11.4
         (c)(3)............................................................N.A.
         (d)...............................................................N.A.
         (e)...............................................................11.5
         (f)...............................................................N.A.
315      (a)................................................................7.1
         (b)...........................................................7.5,11.2
         (c)................................................................7.1
         (d)........................................................... ....7.1
         (e)............................................................ ..6.11
316      (a)(last sentence).................................................2.9
         (a)(1)(A)..........................................................6.5
316      (a)(1)(B)..........................................................6.4
         (a)(2)............................................................2.13
         (b)................................................................6.7
         (c)...............................................................N.A.
317      (a)(1).............................................................6.8
         (a)(2).............................................................6.9
         (b)................................................................2.4
318      (a)...............................................................11.1
         (b)...............................................................N.A.
         (c)...............................................................11.1

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I  DEFINITIONS AND INCORPORATION  BY REFERENCE........................1

   SECTION 1.1           DEFINITIONS..........................................1
   SECTION 1.2           OTHER DEFINITIONS...................................21
   SECTION 1.3           INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT...22
   SECTION 1.4           RULES OF CONSTRUCTION...............................22

ARTICLE II THE NOTES.........................................................23

   SECTION 2.1           FORM AND DATING.....................................23
   SECTION 2.2           EXECUTION AND AUTHENTICATION........................24
   SECTION 2.3           REGISTRAR AND PAYING AGENT..........................25
   SECTION 2.4           PAYING AGENT TO HOLD MONEY IN TRUST.................26
   SECTION 2.5           HOLDER LISTS........................................26
   SECTION 2.6           BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.........26
   SECTION 2.7           REPLACEMENT NOTES...................................29
   SECTION 2.8           OUTSTANDING NOTES...................................30
   SECTION 2.9           TREASURY NOTES......................................30
   SECTION 2.10          TEMPORARY NOTES.....................................30
   SECTION 2.11          CANCELLATION........................................30
   SECTION 2.12          DEFAULTED INTEREST..................................31
   SECTION 2.13          RECORD DATE.........................................31
   SECTION 2.14          COMPUTATION OF INTEREST.............................31
   SECTION 2.15          CUSIP NUMBER........................................31

ARTICLE III  REDEMPTION AND PREPAYMENT.......................................32

   SECTION 3.1           NOTICES TO TRUSTEE..................................32
   SECTION 3.2           SELECTION OF NOTES TO BE REDEEMED...................32
   SECTION 3.3           NOTICE OF REDEMPTION................................33
   SECTION 3.4           EFFECT OF NOTICE OF REDEMPTION......................33
   SECTION 3.5           DEPOSIT OF REDEMPTION OF PURCHASE PRICE.............34
   SECTION 3.6           NOTES REDEEMED IN PART..............................34
   SECTION 3.7           OPTIONAL REDEMPTION.................................34
   SECTION 3.8           MANDATORY REDEMPTION................................35
   SECTION 3.9           REPURCHASE OFFERS...................................35

ARTICLE IV  COVENANTS 37

   SECTION 4.1           PAYMENT OF NOTES....................................37
   SECTION 4.2           MAINTENANCE OF OFFICE OR AGENCY.....................37
   SECTION 4.3           COMMISSION REPORTS..................................38
   SECTION 4.4           COMPLIANCE CERTIFICATE..............................38
   SECTION 4.5           TAXES...............................................39
   SECTION 4.6           STAY, EXTENSION AND USURY LAWS......................39
   SECTION 4.7           LIMITATION ON RESTRICTED PAYMENTS...................39
   SECTION 4.8           LIMITATION ON DIVIDENDS AND OTHER PAYMENT
                         RESTRICTIONS AFFECTING SUBSIDIARIES.................43
   SECTION 4.9           LIMITATION ON INCURRENCE OF INDEBTEDNESS
                         AND ISSUANCE OF PREFERRED STOCK.....................45
   SECTION 4.10          ASSET SALES.........................................47
   SECTION 4.11          LIMITATION ON TRANSACTIONS WITH AFFILIATES..........49
   SECTION 4.12          LIMITATION ON LIENS.................................50
   SECTION 4.13          LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.......50
   SECTION 4.14          OFFER TO PURCHASE UPON CHANGE OF CONTROL............51
   SECTION 4.15          CORPORATE EXISTENCE.................................52
   SECTION 4.16          LIMITATION ON ISSUANCES AND SALES OF
                         EQUITY INTERESTS IN WHOLLY OWNED
                         RESTRICTED SUBSIDIARIES.............................52
   SECTION 4.17          BUSINESS ACTIVITIES.................................52
   SECTION 4.18          PAYMENT FOR CONSENTS................................53
   SECTION 4.19          LIMITATION ON SENIOR SUBORDINATED DEBT..............53
   SECTION 4.20          ADDITIONAL GUARANTEES...............................53
   SECTION 4.21          DESIGNATION OF RESTRICTED AND UNRESTRICTED
                         SUBSIDIARIES........................................53
   SECTION 4.22          FURTHER INSTRUMENTS AND ACTS........................54

ARTICLE V  SUCCESSORS 54

   SECTION 5.1           MERGER, CONSOLIDATION OR SALE OF ASSETS.............54
   SECTION 5.2           SUCCESSOR CORPORATION SUBSTITUTED...................55

ARTICLE VI  DEFAULTS AND REMEDIES............................................56

   SECTION 6.1           EVENTS OF DEFAULT...................................56
   SECTION 6.2           ACCELERATION........................................58
   SECTION 6.3           OTHER REMEDIES......................................58
   SECTION 6.4           WAIVER OF PAST DEFAULTS.............................59
   SECTION 6.5           CONTROL BY MAJORITY.................................59
   SECTION 6.6           LIMITATION ON SUITS.................................59
   SECTION 6.7           RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.......60
   SECTION 6.8           COLLECTION SUIT BY TRUSTEE..........................60
   SECTION 6.9           TRUSTEE MAY FILE PROOFS OF CLAIM....................60
   SECTION 6.10          PRIORITIES..........................................60
   SECTION 6.11          UNDERTAKING FOR COSTS...............................61

ARTICLE VII  TRUSTEE  61

   SECTION 7.1           DUTIES OF TRUSTEE...................................61
   SECTION 7.2           RIGHTS OF TRUSTEE...................................62
   SECTION 7.3           INDIVIDUAL RIGHTS OF TRUSTEE........................64
   SECTION 7.4           TRUSTEE'S DISCLAIMER................................64
   SECTION 7.5           NOTICE OF DEFAULTS..................................64
   SECTION 7.6           REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES..........64
   SECTION 7.7           COMPENSATION AND INDEMNITY..........................65
   SECTION 7.8           REPLACEMENT OF TRUSTEE..............................65
   SECTION 7.9           SUCCESSOR TRUSTEE BY MERGER, ETC....................66
   SECTION 7.10          ELIGIBILITY; DISQUALIFICATION.......................66
   SECTION 7.11          PREFERENTIAL COLLECTION OF CLAIMS AGAINST AIRGATE...67
   SECTION 7.12          TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM AIRGATE.67
   SECTION 7.13          LIMITATION OF LIABILITY.............................67

ARTICLE VIII  LEGAL DEFEASANCE AND COVENANT DEFEASANCE.......................68

   SECTION 8.1           OPTION TO EFFECT LEGAL DEFEASANCE OR
                         COVENANT DEFEASANCE.................................68
   SECTION 8.2           LEGAL DEFEASANCE AND DISCHARGE......................68
   SECTION 8.3           COVENANT DEFEASANCE.................................69
   SECTION 8.4           CONDITIONS TO LEGAL OR COVENANT DEFEASANCE..........69
   SECTION 8.5           DEPOSITED MONEY AND GOVERNMENT SECURITIES
                         TO BE HELD IN TRUST; OTHER MISCELLANEOUS
                         PROVISIONS..........................................70
   SECTION 8.6           REPAYMENT TO AIRGATE................................71
   SECTION 8.7           REINSTATEMENT.......................................71

ARTICLE IX  AMENDMENT, SUPPLEMENT AND WAIVER.................................72

   SECTION 9.1           WITHOUT CONSENT OF HOLDERS OF THE
                         NOTES...............................................72
   SECTION 9.2           WITH CONSENT OF HOLDERS OF NOTES....................73
   SECTION 9.3           COMPLIANCE WITH TRUST INDENTURE ACT.................74
   SECTION 9.4           REVOCATION AND EFFECT OF CONSENTS...................74
   SECTION 9.5           NOTATION ON OR EXCHANGE OF NOTES....................75
   SECTION 9.6           TRUSTEE TO SIGN AMENDMENTS, ETC.....................75

ARTICLE X  SECOND-PRIORITY SECURITY DOCUMENTS................................75

   SECTION 10.1          SECOND-PRIORITY SECURITY DOCUMENTS..................75
   SECTION 10.2          RECORDING AND OPINIONS..............................76
   SECTION 10.3          POSSESSION, USE AND RELEASE OF
                         COLLATERAL..........................................77
   SECTION 10.4          CERTIFICATES OF THE COMPANY.........................77
   SECTION 10.5          EXECUTION OF RELEASE BY TRUSTEE.....................79
   SECTION 10.6          AUTHORIZATION OF ACTIONS TO BE TAKEN
                         BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.........79
   SECTION 10.7          AUTHORIZATION OF RECEIPT OF FUNDS BY THE
                         TRUSTEE UNDER THE SECOND-PRIORITY SECURITY
                         DOCUMENTS...........................................80
   SECTION 10.8          COLLATERAL AGENT....................................80
   SECTION 10.9          SECURITY DOCUMENTS..................................80
   SECTION 10.10         AUTHORIZATION OF OTHER INTERCREDITOR AGREEMENTS.....80

ARTICLE XI  GUARANTEES.......................................................81

   SECTION 11.1          GUARANTEES..........................................81
   SECTION 11.2          EXECUTION AND DELIVERY OF GUARANTEE.................82
   SECTION 11.3          SEVERABILITY........................................82
   SECTION 11.4          SENIORITY OF GUARANTEES.............................83
   SECTION 11.5          LIMITATION OF GUARANTORS' LIABILITY.................83
   SECTION 11.6          GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS..83
   SECTION 11.7          RELEASES FOLLOWING SALE OF ASSETS...................84
   SECTION 11.8          RELEASE OF A GUARANTOR..............................84
   SECTION 11.9          BENEFITS ACKNOWLEDGED...............................85
   SECTION 11.10         FUTURE GUARANTORS...................................85

ARTICLE XII  SUBORDINATION...................................................85

   SECTION 12.1          AGREEMENT TO SUBORDINATE............................85
   SECTION 12.2          LIQUIDATION; DISSOLUTION; BANKRUPTCY................85
   SECTION 12.3          DEFAULT ON DESIGNATED SENIOR DEBT...................86
   SECTION 12.4          PAYMENT PERMITTED IF NO DEFAULT.....................87
   SECTION 12.5          NOTICE OF ACCELERATION OF SECURITIES................87
   SECTION 12.6          WHEN DISTRIBUTION MUST BE PAID OVER.................87
   SECTION 12.7          NOTICE BY AIRGATE...................................88
   SECTION 12.8          SUBROGATION.........................................88
   SECTION 12.9          RELATIVE RIGHTS.....................................88
   SECTION 12.10         SUBORDINATION MAY NOT BE IMPAIRED BY AIRGATE........89
   SECTION 12.11         DISTRIBUTION OR NOTICE TO
                         REPRESENTATIVE......................................89
   SECTION 12.12         RIGHTS OF TRUSTEE AND PAYING AGENT..................89
   SECTION 12.13         AUTHORIZATION TO EFFECT SUBORDINATION...............90
   SECTION 12.14         ARTICLE APPLICABLE TO PAYING AGENTS.................90

ARTICLE XIII  MISCELLANEOUS..................................................90

   SECTION 13.1          TRUST INDENTURE ACT CONTROLS........................90
   SECTION 13.2          NOTICES.............................................90
   SECTION 13.3          COMMUNICATION BY HOLDERS OF NOTES WITH
                         OTHER HOLDERS OF NOTES..............................92
   SECTION 13.4          CERTIFICATE AND OPINION AS TO CONDITIONS
                         PRECEDENT...........................................92
   SECTION 13.5          STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.......92
   SECTION 13.6          RULES BY TRUSTEE AND AGENTS.........................93
   SECTION 13.7          NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                         EMPLOYEES AND STOCKHOLDERS..........................93
   SECTION 13.8          GOVERNING LAW.......................................93
   SECTION 13.9          NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.......93
   SECTION 13.10         SUCCESSORS..........................................93
   SECTION 13.11         SEVERABILITY........................................94
   SECTION 13.12         COUNTERPART ORIGINALS...............................94
   SECTION 13.13         TABLE OF CONTENTS, HEADINGS, ETC....................94
   SECTION 13.14         ACTS OF HOLDERS.....................................94

EXHIBITS
Exhibit A  FORM OF NOTE
Exhibit B  FORM OF GUARANTEE

     This Indenture, dated as of February 20, 2004, is by and among AirGate PCS, Inc., a Delaware corporation ("AirGate"), AGW Leasing Company, Inc., a Delaware corporation ("AGW"), AirGate Network Services, LLC, a Delaware limited liability company ("ANS"), AirGate Service Company, Inc., a Delaware corporation ("ASC" and, together with AGW and ANS, the "Guarantors"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

     AirGate, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of AirGate's 9?% Senior Subordinated Secured Notes due 2009 (the "Notes"):

ARTICLE I

DEFINITIONS AND INCORPORATION
BY REFERENCE
         SECTION 1.1           DEFINITIONS.

     "Acquired Debt" means, with respect to any specified Person:

     (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

     (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "AirGate" or the "Company" means AirGate PCS, Inc., a Delaware corporation.

     "Asset Sale" means:

     (a) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory, accounts receivable and sales of surplus or obsolete property or equipment in the ordinary course of business consistent with industry practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of AirGate and its Restricted Subsidiaries taken as a whole will be governed by Section 4.14 and/or Section 5.1 and not by Section 4.10; and

     (b) the issuance of Equity Interests by any of AirGate's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries,

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

     (a) any single transaction or series of related transactions that: (i) involves assets having a fair market value of less than $1.0 million; or (ii) results in net proceeds to AirGate and its Restricted Subsidiaries of less than $1.0 million;

     (b) a transfer of assets between or among AirGate and its Wholly Owned Restricted Subsidiaries;

     (c)  an  issuance  of  Equity   Interests  by  a  Wholly  Owned  Restricted
          Subsidiary   to  AirGate  or  to  another   Wholly  Owned   Restricted
          Subsidiary;

     (d)  a Restricted Payment that is permitted by Section 4.7; and

     (e) any transfer by AirGate or a Subsidiary of property or equipment with a fair market value of less than $5.0 million to a Person who is not an Affiliate of AirGate in exchange for property or equipment that has a fair market value at least equal to the fair market value of the property or equipment so transferred; provided that, in the event of a transfer described in this clause (e), AirGate shall deliver to the Trustee an Officers' Certificate certifying that such exchange complies with this clause (e).

     "Asset Sale Offer" means an offer, required to be made by AirGate when the aggregate amount of Excess Proceeds exceeds the amount specified in the third paragraph of Section 4.10 to all Holders and to holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," as such term is used in Section 13(d)(3) of the Exchange Act, such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

     "Board of Directors" means the board of directors of AirGate or any authorized committee of such board of directors.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of AirGate to have been duly adopted by the Board of Directors, unless the context specifically requires that such resolution be adopted by a majority of the disinterested directors, in which case by a majority of such directors, and to be in full force and effect on the date of such certification and delivered to the Trustee.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, as of any date of determination, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

     (a)  in the case of a corporation, corporate stock;

     (b)  in the case of an association or business entity,  any and all shares,
          interests,  participations,   rights  or  other  equivalents,  however
          designated, of corporate stock;

     (c) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and

     (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

     (a)  United States dollars;

     (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, provided that the full faith and credit of the United States is pledged in support thereof, having maturities of less than one year from the date of acquisition;

     (c) certificates of deposit and eurodollar time deposits with maturities of less than one year from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any commercial bank, including the Trustee, having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better,

     (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

     (e) commercial paper having the highest rating obtainable from a Rating Organization and in each case maturing prior to one year after the date of acquisition; and

     (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

     "Certificated Notes" means Notes that are in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 thereto).

     "Change of Control" means the occurrence of any of the following:

     (a) the sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of AirGate and its Subsidiaries taken as a whole to any "person," as such term is used in Section 13(d)(3) of the Exchange Act;

     (b) the adoption of a plan relating to the liquidation or dissolution of AirGate;

     (c) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person," as defined above, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of AirGate, measured by voting power rather than number of shares;

     (d) the first day on which a majority of the members of the Board of Directors of AirGate are not Continuing Directors; or

     (e) AirGate consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, AirGate, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of AirGate is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of AirGate outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock, other than Disqualified Stock, of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

     Notwithstanding the foregoing, a "Change of Control" shall not occur under clause (e) above in the event AirGate merges or consolidates with a Sprint PCS Affiliate, if

     (a)  after   announcement  of  the  merger  or  consolidation   but  before
          consummation   thereof,   (i)  there  shall  not  have   occurred  any
          downgrading nor shall any notice have been given (that is not subsequently removed prior to the consummation thereof) of any potential or intended downgrading of any rating of the Notes to a rating that is lower than the rating that existed or was indicated prior to the announcement of the merger or consolidation, in any case by a Rating Organization, that is not subsequently removed prior to such consummation;

          (ii) there shall not have occurred any suspension or withdrawal of, nor shall any notice have been given of any potential or intended suspension or withdrawal of, any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Notes (including, without limitation, the placing of any of the Notes on credit watch with negative or developing implications or under review with an uncertain direction) by any Rating Organization, in each case that is not subsequently removed prior to the consummation of such merger or consolidation;

          (iii)there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Notes to a rating that is lower than the rating that existed or was indicated prior to the announcement of the merger or consolidation, in any case by any Rating Organization, that is not subsequently removed prior to the consummation of such merger or consolidation;

          (iv) no Rating Organization shall have given notice that it has assigned (or is considering assigning) a rating to the Notes that is lower than the rating that existed or was indicated prior to the announcement of the merger or consolidation, that is not subsequently removed prior to such consummation; and

     (b) the Beneficial Owners of Voting Stock of AirGate prior to the merger or consolidation continue to be the Beneficial Owners of at least 35% of the outstanding Voting Stock of AirGate or the surviving Person after the merger or consolidation; and (c) a majority of the members of the Board of Directors and the Chief Executive Officer, Chief Financial Officer and one additional "named executive officer" (as defined in Item 402(a)(3) of Regulation S-K under the Securities Act of 1933, as amended) of AirGate immediately prior to the merger or consolidation shall continue to serve in the same capacity or hold the same office, as the case may be, for AirGate or the surviving Person after the merger or consolidation.

     "Clearstream" means Clearstream Banking, societe anonyme.

     "Closing Date" means February 20, 2004, the date on which the Notes were originally issued under this Indenture.

     "Collateral" means, collectively, all of the property and assets that are from time to time subject to or required to be subject to the Liens created under the Second-Priority Security Documents.

     "Collateral Agent" means the agent for the Trustee and any Holders under the Second-Priority Security Documents.

     "Commission" means the Securities and Exchange Commission.

     "Consent and Agreement" means the consent and agreement, dated as of August 16, 1999, among Sprint Spectrum L.P., Sprintcom, Inc., Sprint Communications Company, L.P., Wirelessco L.P., and Lucent Technologies Inc., as administrative agent for the lenders under the Credit Agreement.

     "Consolidated Debt" means the aggregate amount of Indebtedness of AirGate and its Restricted Subsidiaries on a Consolidated basis outstanding at the date of determination.

     "Consolidated Debt to Operating Cash Flow Ratio" means, at any date of determination, the ratio of (i) Consolidated Debt to (ii) the Operating Cash Flow for the period of the latest four fiscal quarters for which consolidated financial statements of AirGate are available.

     "Consolidated Interest Expense" of any Person means, for any period, (1) the aggregate interest expense and fees and other financing costs in respect of Indebtedness (including amortization of original issue discount and non-cash interest payments and accruals), (2) the interest component in respect of Capital Lease Obligations and any deferred payment obligations of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, (3) all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs (including amortization of discounts) associated with interest rate swap and similar agreements and with foreign currency hedge, exchange and similar agreements and (4) the product of (a) all dividend payments, whether or not in cash, on any series of Preferred Capital Stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Capital Stock payable solely in Capital Stock of AirGate (other than Disqualified Stock) or to AirGate or its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (a) the Net Income, but not loss, of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Subsidiary thereof;

     (b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

     (c) the Net Income, but not loss, of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

     (d) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date of determination, the sum of:

     (a) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

     (b) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock, other than Disqualified Stock, that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock. "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of AirGate, if and to the extent that the accounts of each such Restricted Subsidiary would normally be consolidated with those of AirGate in accordance with generally accepted accounting principles; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of AirGate or any Restricted Subsidiary in any Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of AirGate who:

     (a)  was a member of such Board of Directors on the date of this Indenture;
          or

     (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.2 hereof or such other address as to which the Trustee may give notice to the Company.

     "Credit Agreement" means the Credit Agreement, dated as of August 16, 1999, among AirGate, as borrower, the lenders party thereto, State Street Bank and Trust Company, as collateral agent, and Lucent Technologies Inc., as administrative agent, as amended by (1) the First Amendment to Credit Agreement, dated as of October 12, 2001, among AirGate, as borrower, State Street Bank and Trust Company, as collateral agent, and Lehman Commercial Paper Inc., as administrative agent, and (2) Amendment No. 2 to the Credit Agreement, dated as of November 30, 2003, among AirGate, as borrower, and Lehman Commercial Paper Inc., as administrative agent, or any credit agreement or similar document providing for one or more debt facilities or commercial paper facilities entered into by AirGate and any lenders to amend, restate, modify, renew, refund, replace or refinance the Credit Agreement in any manner in whole or in part from time to time.

     "Credit Facilities" means, with respect to AirGate or any Guarantor, one or more debt facilities or agreements or commercial paper facilities (including, without limitation, any senior secured notes), in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, or letters of credit, and shall include the Credit Agreement in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in any manner in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.6 of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Designated Senior Debt" means (a) Indebtedness under the Credit Agreement constituting Senior Debt and (b) any other Senior Debt that has been designated by AirGate in writing to the Trustee as "Designated Senior Debt."

     "Disqualified Stock" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require AirGate to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.10 and 4.14 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to AirGate's repurchase of the Notes as are required pursuant to such Sections 4.10 and 4.14 of this Indenture.

     "DTC" means The  Depository  Trust Company (55 Water Street,  New York, New
York).

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excludes any debt security that is convertible into, or exchangeable for, Capital Stock.

     "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

     "Event of  Termination"  means any of the events  described  in (1) Section
11.3 of the Management Agreement; (2) Section 13.2 of the Trademark Agreement or
(3) Section 13.2 of the Spectrum Trademark Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" means the $151.5 million in aggregate principal amount of Indebtedness of AirGate and its Restricted Subsidiaries in existence on the date of this Indenture, including any Indebtedness that may be incurred under the promissory note executed by AirGate pursuant to the Consent and Agreement, until such amounts are repaid.

     "First-Priority Security Documents" means, collectively, the security agreements, pledge agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments, as amended, supplemented, replaced or otherwise modified from time to time, that evidence or create a security interest in any or all of the Collateral to secure Indebtedness under the Credit Facilities constituting Senior Debt and any interest rate and currency hedging obligations provided by lenders under the Credit Facilities constituting Senior Debt.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Global Notes" means the Notes that are in the form of Exhibit A hereto (including the text referred to in footnote 1 thereto).

     "Government Securities" means (1) any security which is (a) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof, and (2) any depository receipt issued by a bank, as defined in the Securities Act, as custodian with respect to any Government Securities and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any Government Securities which is so specified and held, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal or interest evidenced by such depository receipt.

     "Guarantee" means any guarantee of the Notes by any Guarantor pursuant to this Indenture.

     "Guarantors" means each of AGW, ANS, ASC and any future subsidiary that guarantees the Notes in accordance with the provisions of this Indenture and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

     (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

     (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holder" means a Person in whose name a Note is registered.

     "Indebtedness"   means,   with  respect  to  any  Person  on  any  date  of
determination (without duplication):

          (2) the principal of and premium (if any) in respect of (i) debt of such Person for money borrowed, and (ii) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (3) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

          (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (5) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transactions (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (6) the amount of all obligations of such Person with respect to the repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Capital Stock (but excluding, in each case, any accrued dividends);

          (7)  all  obligations  of the type  referred to in clauses (1) through
               (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (8)  all  obligations  of the type  referred to in clauses (1) through
               (6) of other Persons secured by any Lien on any property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation begin deemed to be the lesser of the value of such property or the amount of the obligation so secured; and

          (9) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

     The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to (i) zero if such Hedging Obligation has been incurred pursuant to clause (7) of the second paragraph of
Section 4.9 of this Indenture; or (ii) the notional amount of such Hedging Obligation if not incurred pursuant to such clause.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Indirect Participant" means a Person who holds an interest through a Participant.

     "Intercreditor Agreement" means the intercreditor agreement, dated as of February 20, 2004, among the Trustee, Lehman Commercial Paper Inc., in its capacity as administrative agent for the financial institutions party to the Credit Agreement, and State Street Bank and Trust Company, in its capacity as collateral agent for the financial institutions party to the Credit Agreement, and consented to by AirGate and as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time (whether with the original agent or agents or lenders or other agents or lenders under the Credit Facilities).

     "Investments" means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans, including guarantees of Indebtedness or other obligations, advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity
Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If AirGate or any Restricted Subsidiary of AirGate sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of AirGate such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of AirGate, AirGate shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.7.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal Corporate Trust Office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes, of any jurisdiction.

     "Management Agreement" means the Management Agreement between SprintCom, Inc. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

     (a) any gain, but not loss, together with any related provision for taxes on such gain (but not loss), realized in connection with: (i) any Asset Sale; or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (b) any extraordinary gain, but not loss, together with any related provision for taxes on such extraordinary gain, but not loss.

     "Net Proceeds" means the aggregate cash proceeds received by AirGate or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of
Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and appropriate amounts to be provided by AirGate or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by AirGate or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Non-Recourse Debt" means Indebtedness:

     (a) as to which neither AirGate nor any of its Restricted Subsidiaries (i) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;

     (b) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any other Indebtedness, other than the Notes, of AirGate or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

     (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of AirGate or any of its Restricted Subsidiaries.

     "Notes" has the meaning set forth in the preamble to this Indenture.

     "Note Custodian" means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

     "Obligations"   means   any   principal,    interest,    penalties,   fees,
indemnifications, reimbursements, damages and other liabilities of any kind payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice-President, and by the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary, of AirGate, and delivered to the Trustee.

     "Operating Cash Flow" means,  for any period,  AirGate's  Consolidated  Net
Income (Loss) plus, to the extent deducted in calculating Consolidated Net Income (Loss) for such period, (i) depreciation, amortization and other non-cash charges, (ii) all amounts in respect of Consolidated Interest Expense, and all income taxes, whether or not deferred, applicable to such income period, all as determined on a consolidated basis in accordance with generally accepted accounting principles, (iii) amounts actually incurred in pursuit of claims against, or disputing claims by, Sprint PCS or any of its Affiliates, in an aggregate amount not to exceed $2 million in any one fiscal year period, provided that any portion of such amount not expended in any such one-year period may be carried forward into the succeeding one-year period but not in any subsequent year, (iv) amounts not in excess of $5 million in start-up costs actually incurred in connection with the provision of billing and customer care services and any similar services by AirGate or an Affiliate that had been provided to AirGate pursuant to the Sprint Agreements, and (v) any restructuring costs or charges incurred in connection with the restructuring transactions described in AirGate's prospectus and solicitation statement, dated January 14, 2004. For purposes of calculating Operating Cash Flow for the four fiscal quarters most recently completed for which financial statements are available prior to any date on which an action is taken that requires a calculation of the Operating Cash Flow to Consolidated Interest Expense Ratio or Consolidated Debt to Operating Cash Flow Ratio, (1) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such period, (2) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such period and (3) if AirGate or any Restricted Subsidiary shall have in any manner acquired (including through commencement of activities constituting such operating business) or disposed of (including through termination or discontinuance of activities constituting such operating business) any operating business during or subsequent to the most recently completed four fiscal quarters, such calculation will be made on a pro forma basis on the assumption that such acquisition or disposition had been completed on the first day of such completed period.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to AirGate or any Subsidiary of AirGate.

     "Participant" means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

     "Paying Agent" means any Person authorized by AirGate to pay the principal of, premium, if any, or interest on any Notes on behalf of AirGate.

     "Permitted Business" means the business primarily involved in (a) the ownership, design, construction, development, acquisition, installation, integration, management and/or provision of communications systems, (b) the delivery or distribution of communications, voice data or video services, (c) the provision of management, billing or customer care services or (d) any business or activity reasonably related or ancillary thereto, including, without limitation, any business conducted by AirGate or any Restricted Subsidiary on the Closing Date.

     "Permitted Investments" means:

     (a) any Investment in AirGate or in a Wholly Owned Restricted Subsidiary of AirGate that is a Guarantor,

     (b)  any Investment in Cash Equivalents;

     (c) any Investment by AirGate or any Restricted Subsidiary of AirGate in a Person, if as a result of such Investment:

          (i) such Person becomes a Wholly Owned Restricted Subsidiary of AirGate; or

          (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, AirGate or a Wholly Owned Restricted Subsidiary of AirGate;

     (d)  any   Investment   made  as  a  result  of  the  receipt  of  non-cash
          consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

     (e) any acquisition of assets solely in exchange for the issuance of Equity Interests, other than Disqualified Stock, of AirGate;

     (f) Investments, the payment of which consists only of Equity Interests, other than Disqualified Stock;

     (g) Investments of up to $5 million in fiscal 2003, $7.5 million in fiscal 2004, $10 million in fiscal 2005, $12.5 million in fiscal 2006 and $15 million in fiscal 2007, in the aggregate, in one or more transactions
          in  one  or  more   entities   that

          (i)  will engage in a related telecommunications service business,

          (ii) will bid on, own or lease spectrum or

          (iii) will provide management, billing or customer care services;

     provided that, at the time of such Investment, AirGate could have incurred $1.00 of additional debt under the first paragraph of Section 4.9 of this Indenture; provided further, that such amounts will be included in the calculation of subsequent Restricted Payments under Section 4.7 of this Indenture;

     (h) Investments in one or more transactions, not to exceed an aggregate of $5.0 million, in one or more entities that will provide management, billing or customer care services; and

     (i) other Investments in any Person having an aggregate fair market value, measured on the date each such Investment was made and without giving effect to subsequent changes in value, when taken together with all other Investments made pursuant to this clause (i) since the date of this Indenture, not to exceed $5.0 million.

     "Permitted Junior Securities" means Equity Interests in AirGate or its Subsidiaries or debt securities of AirGate or its Subsidiaries that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt.

     "Permitted Liens" means:

     (a) Liens securing Indebtedness under Credit Facilities constituting Senior Debt on any tangible or intangible asset or property of AirGate or any Restricted Subsidiary, whether such asset or property is real, personal or mixed; provided, that a similar Lien on such asset or property shall also be granted for the benefit of the Holders of the Notes and such Lien granted for the benefit of the Holders of the Notes shall be junior only to the Liens securing Indebtedness under Credit Facilities constituting Senior Debt and certain other Permitted Liens, and any intercreditor agreement or other agreement pertaining to relative rights in such Collateral shall not be any less favorable than the Intercreditor Agreement as in effect at such time or as last in effect;

     (b) Liens in favor of AirGate or the Guarantors;

     (c) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with AirGate or any Restricted Subsidiary of AirGate; provided that such Liens (1) were in existence prior to the contemplation of such merger or consolidation, (2) are not incurred in anticipation of or in connection with such merger or consolidation, and (3) do not extend to any assets other than those of the Person merged into or consolidated with AirGate or the Restricted Subsidiary;

     (d) Liens on property existing at the time of acquisition thereof by AirGate or any Restricted Subsidiary of AirGate, provided that such Liens (1) were in existence prior to the contemplation of such acquisition, (2) are not incurred in anticipation of or in connection with the acquisition of such property and (3) do not extend to any assets other than those of the property acquired;

     (e) Liens and deposits made to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, letters of credit or other obligations of a like nature incurred in the ordinary course of business;

     (f) Liens to secure Indebtedness, including Capital Lease Obligations, permitted by clause (4) of the second paragraph of Section 4.9 hereof covering only the assets acquired with such Indebtedness;

     (g) Liens existing on the date of this Indenture;

     (h) Liens on Assets of Guarantors to secure Senior Debt of such Guarantor that was permitted by this Indenture to be incurred;

     (i) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

     (j) Liens incurred in the ordinary course of business of AirGate or any Restricted Subsidiary of AirGate with respect to obligations that do not exceed $5.0 million at any one time outstanding;

     (k) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that any such Lien may not extend to any other property owned by AirGate or any Restricted Subsidiary; provided further that such Liens are not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary;

     (l) Liens securing the Notes and the Guarantees outstanding on the Closing Date;

     (m) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (c), (d), (g) and (h);

     (n) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings, or other Liens arising out of judgments or awards against such Person not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment or award shall have been finally determined, or the period within which such proceeding may be initiated shall not have expired;

     (o) Liens on assets of AirGate or any Restricted Subsidiary arising as a result of a sale and leaseback transaction with respect to such assets; provided that the proceeds from such sale and leaseback transaction are applied in accordance with Section 4.10 of this Indenture; and

     (p) Liens to secure Indebtedness (and any guarantees of such Indebtedness) permitted to be incurred under (i) clause (12) of Section 4.9 hereof and (ii) the first paragraph of Section 4.9 hereof; provided, that such Liens shall be junior to the Liens securing Indebtedness under the Credit Facilities constituting Senior Debt and provided further that such Liens shall also be granted for the benefit of the Holders of the Notes and such Liens shall rank pari passu with the Lien granted for the benefit of the Holders of the Notes.

     "Permitted Refinancing Indebtedness" means any Indebtedness of AirGate or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of AirGate or any of its Restricted Subsidiaries, other than intercompany Indebtedness; provided that:

     (a) the principal amount, or accreted value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount of, or accreted value, if applicable, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by AirGate as necessary to accomplish such refinancing plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of reasonable expenses incurred in connection therewith;

     (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (d) such Indebtedness is incurred either by AirGate or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity of any nature.

     "Preferred Capital Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes, however designated, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Rating Organization" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., or Moody's Investors Service, Inc. or their respective successors.

     "Responsible Officer" means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Sale and  Leaseback  Transaction"  means any  arrangement  with any Person
(other than AirGate or a Subsidiary), or to which any such Person is a party, providing for the leasing, pursuant to a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP, to AirGate or a Restricted Subsidiary of any property or asset which has been or is to be sold or transferred by AirGate or such Restricted Subsidiary to such Person or to any other Person (other than AirGate or a Subsidiary) to which funds have been or are to be advanced by such Person.

     "Second-Priority Security Documents" means, collectively, the security agreements, pledge agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments, as amended, supplemented, replaced or otherwise modified from time to time, among AirGate, certain other grantors and the Trustee, that evidence or create a security interest in any or all of the Collateral in favor of the Trustee and any Holders.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Documents" mean, collectively, (a) the First-Priority Security Documents; (b) the Second-Priority Security Documents; and (c) the Intercreditor Agreement.

     "Senior Debt" means:

     (a)  all  Indebtedness   outstanding   under  Credit   Facilities  and  any
          guarantees thereof and all Hedging Obligations with respect thereto, to the extent permitted under clause (3) of Section 4.9 hereof; and

     (b) all Obligations with respect to the items listed in the preceding clause (a).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

     (a) any liability for federal, state, local or other taxes owed or owing by AirGate;

     (b) any Indebtedness of AirGate to any of its Subsidiaries or other Affiliates;

     (c)  any trade payables; or

     (d) any Indebtedness that is incurred in violation of this Indenture or that is not permitted to be incurred under clause (3) of Section 4.9 hereof.

     "Senior Subordinated Discount Notes" means the 13.5% Senior Subordinated Discount Notes due October 1, 2009 of AirGate.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated by the Commission, as such Regulation is in effect on the date hereof.

     "Spectrum Trademark Agreement" means Sprint Trademark and Service mark License Agreement between Sprint Spectrum L.P. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time.

     "Sprint Agreements" means the (1) Management Agreement; (2) Sprint PCS Services Agreement between Sprint Spectrum L.P. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time, (3) Trademark Agreement; and (4) Spectrum Trademark Agreement.

     "Sprint PCS Affiliate" means any Person whose sole or predominant business is operating a personal communications services business pursuant to arrangements with Sprint Spectrum L.P. and/or its Affiliates, or their successors, similar to the Sprint Agreements.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Note Obligations" means all Obligations with respect to the Notes, including without limitation, principal of, premium, if any, and interest, if any, payable pursuant to the terms of the Notes (including upon the acceleration of redemption thereof), together with and including any amounts received or receivable upon the exercise of rights of recission or other rights of action (including claims for damages) or otherwise.

     "Subsidiary" means, with respect to any Person:

     (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person, or a combination thereof; and

     (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person, or any combination thereof.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended, as in effect on the date hereof.

     "Trademark Agreement" means Sprint Trademark and Service Mark License Agreement between Sprint Communications Company, L.P. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time.

     "Trustee" has the meaning set forth in the preamble to this Indenture.

     "Unrestricted   Subsidiary"   means  any  Subsidiary  of  AirGate  that  is
designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

     (a)  has no Indebtedness other than Non-Recourse Debt;

     (b) is not party to any agreement, contract, arrangement or understanding with AirGate or any Restricted Subsidiary of AirGate unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to AirGate or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of AirGate;

     (c) is a Person with respect to which neither AirGate nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating, results;

     (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of AirGate or any of its Restricted Subsidiaries; and

     (e) has at least one director on its board of directors that is not a director or executive officer of AirGate or any of its Restricted
          Subsidiaries and has at least one executive officer that is not a director or executive officer of AirGate or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of AirGate as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.7. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of AirGate as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9, AirGate shall be in default of Section 4.9. The Board of Directors of AirGate may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of AirGate of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.9, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date of determination, the number of years obtained by dividing:

     (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment; by

     (b)  the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares, shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

         SECTION 1.2           OTHER DEFINITIONS.

         Term                                           Defined in Section

         "Affiliate Transaction"......................................4.11
         "Agent Members"...............................................2.6
         "Change of Control Offer"....................................4.14
         "Change of Control Payment"..................................4.14
         "Change of Control Payment Date".............................4.14
         "Covenant Defeasance".........................................8.3
         "Custodian"...................................................6.1
         "Event of Default"............................................6.1
         "Excess Proceeds"............................................4.10
         "Excess Proceeds Offer........................................3.9
         "Excess Proceeds Offer Triggering Event".....................4.10
         "Legal Defeasance"............................................8.2
         "Offer Amount"................................................3.9
         "Offer Period"................................................3.9
         "Payment Blockage Notice"....................................12.3
         "Payment Default".............................................6.1
         "Permitted Debt"..............................................4.9
         "Purchase Date"...............................................3.9
         "Registrar"...................................................2.3
         "Representative".............................................12.3
         "Repurchase Offer"............................................3.9
         "Restricted Payment"..........................................4.7
         "Surviving Entity"............................................5.1

         SECTION 1.3          INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes and any Guarantee;

          "indenture security holder" means a Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means AirGate and any successor obligor upon the Notes or any Guarantor.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

         SECTION 1.4           RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it herein;

               (2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

               (3)  "or" is not exclusive;

               (4) words in the singular include the plural, and in the plural include the singular;

               (5) unless otherwise specified, any reference to Section or Article refers to such Section or Article of this Indenture;

               (6)  provisions apply to successive events and transactions; and

               (7) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE II

                                    THE NOTES

         SECTION 2.1           FORM AND DATING.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes initially shall be issued only in denominations of $100 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and AirGate and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (a) The Notes shall be issued initially in the form of one or more Global Notes substantially in the form attached as Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by AirGate and authenticated by the Trustee as hereinafter provided.

     Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

     Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

     (b) This Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.

     AirGate  shall  execute  and the Trustee  shall,  in  accordance  with this
Section 2.1(b), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and
(ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

     Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Note Custodian as custodian for the Depositary or under such Global Note, and the Depositary may be treated by AirGate, the Trustee and any agent of AirGate or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent AirGate, the Trustee or any agent of AirGate or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

     The Trustee shall have no responsibility or obligation to any Holder that is a member of (or a participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, participants and any beneficial owners in the Notes.

     (c) Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 thereto).

         SECTION 2.2           EXECUTION AND AUTHENTICATION.

     An Officer shall sign the Notes for AirGate by manual or facsimile signature. AirGate's seal shall be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of AirGate signed by one Officer directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.8 hereof.

     The Trustee may appoint an authenticating agent reasonably acceptable to AirGate to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or AirGate or an Affiliate of AirGate.

         SECTION 2.3           REGISTRAR AND PAYING AGENT.

     AirGate shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. AirGate may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. AirGate may change any Paying Agent or Registrar without notice to any Holder. AirGate shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If AirGate fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. AirGate or any of its Subsidiaries may act as Paying Agent or Registrar.

     AirGate shall notify the Trustee and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. AirGate or any Guarantor may act as Paying Agent or Registrar. AirGate shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. AirGate shall notify the Trustee of the name and address of any such Agent. If AirGate fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof.

     AirGate initially appoints the Trustee to act as the Registrar and Paying Agent.

     AirGate initially appoints DTC to act as the Depositary with respect to the Global Notes.

         SECTION 2.4           PAYING AGENT TO HOLD MONEY IN TRUST.

     AirGate shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by AirGate in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. AirGate at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than AirGate or a Subsidiary) shall have no further liability for the money. If AirGate or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in Section 6.1(ix), (x) and (xi) hereof, the Trustee shall serve as Paying Agent for the Notes.

         SECTION 2.5           HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, AirGate shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof, and AirGate shall otherwise comply with TIA ss. 312(a).

         SECTION 2.6           BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

     (a) Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.6(g).

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within ninety (90) days of such notice or
          (ii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Certificated Notes.

     (c) In connection with the transfer of the entire Global Note to beneficial owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.

     (d) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     (e) A Certificated Note may not be transferred or exchanged for a beneficial interest in a Global Note.

     (f)  If at any time:

          (i) the Depositary for the Notes notifies AirGate that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by AirGate within ninety (90) days after delivery of such notice; or

          (ii) AirGate, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture,

then AirGate shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

     (g) Each Global Security shall bear the following legends on the face thereof:

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

     (h) At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

          (i)  General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, AirGate shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but AirGate may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.6, 4.10, 4.14, 9.5 and 10.1 hereto).

          (iii)All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of AirGate, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

          (iv) The Registrar shall not be required: (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and AirGate may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor AirGate shall be affected by notice to the contrary.

          (vi) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2 hereof.

          (vii)Each Holder of a Note agrees to provide reasonable indemnity to AirGate and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

          (viii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 2.7           REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee, or AirGate and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, AirGate shall issue and the Trustee, upon the written order of AirGate signed by an Officer of AirGate, shall authenticate a replacement
Note if the Trustee's requirements are met. If required by the Trustee or AirGate, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and AirGate to protect AirGate, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. AirGate and the Trustee may charge for their expenses in replacing a Note.

     Every replacement Note is an additional obligation of AirGate and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

         SECTION 2.8           OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because AirGate or an Affiliate of AirGate holds the Note.

     If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than AirGate, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

         SECTION 2.9           TREASURY NOTES.

     In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by AirGate, or by any Affiliate of AirGate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the register as being owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by AirGate or an Affiliate of AirGate pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

         SECTION 2.10          TEMPORARY NOTES.

     Until Certificated Notes are ready for delivery, AirGate may prepare and the Trustee shall authenticate temporary Notes upon a written order of AirGate signed by two Officers of AirGate. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that AirGate considers appropriate for temporary Notes. Without unreasonable delay, AirGate shall prepare and the Trustee shall upon receipt of a written order of AirGate signed by two Officers authenticate Certificated Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

         SECTION 2.11          CANCELLATION.

     AirGate at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which AirGate may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.7 hereof, AirGate may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice, and certification of their disposal delivered to AirGate, unless by a written order, signed by an Officer of AirGate, AirGate shall direct that cancelled Notes be returned to it.

         SECTION 2.12          DEFAULTED INTEREST.

     If AirGate defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof. AirGate shall fix or cause to be fixed each such special record date and payment date, and shall promptly thereafter, notify the Trustee of any such date. At least fifteen (15) days before the special record date, AirGate (or the Trustee, in the name and at the expense of AirGate) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

         SECTION 2.13          RECORD DATE.

     The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA ss. 316 (c).

         SECTION 2.14          COMPUTATION OF INTEREST.

     Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         SECTION 2.15          CUSIP NUMBER.

     AirGate in issuing the Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. AirGate shall promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE III

                            REDEMPTION AND PREPAYMENT

         SECTION 3.1           NOTICES TO TRUSTEE.

     If AirGate elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least forty-five (45) days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

     If AirGate is  required  to make an offer to  purchase  Notes  pursuant  to
Section  4.10  or 4.14  hereof,  it  shall  furnish  to the  Trustee,  at  least forty-five (45) days before the scheduled purchase date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Notes to be purchased, (iv) the purchase price, (v) the purchase date and (vi) further setting forth a statement to the effect that (a) AirGate or one its Subsidiaries has effected an Asset Sale and there are Excess Proceeds aggregating more than $10.0 million or (b) a Change of Control has occurred, as applicable.

     AirGate will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or offer.

         SECTION 3.2           SELECTION OF NOTES TO BE REDEEMED.

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (and in a manner that complies with applicable legal requirements); provided that no Notes of $100 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify AirGate in writing of the Notes selected for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of the Notes that have denominations larger than $100.

         SECTION 3.3           NOTICE OF REDEMPTION.

     Subject to the provisions of Section 3.9, at least 30 days but not more than 60 days before a redemption date, AirGate shall mail or cause to be mailed by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed.

     The notice shall identify the Notes to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (4)  the name, telephone number and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless AirGate defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At AirGate's request, the Trustee shall give the notice of redemption in AirGate's name and at AirGate's expense; provided, however, that AirGate shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

         SECTION 3.4           EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price plus accrued and unpaid interest, if any, to such date. A notice of redemption may not be conditional.

         SECTION 3.5           DEPOSIT OF REDEMPTION OF PURCHASE PRICE.

     On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.10 or 4.14, AirGate shall deposit with the Trustee or with the Paying Agent (other than AirGate or an Affiliate of AirGate) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to AirGate any money deposited with the Trustee or the Paying Agent by AirGate in excess of the amounts necessary to pay the redemption price of (including any applicable premium), and accrued interest, if any, on, all Notes to be redeemed or purchased.

     If Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if AirGate has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed or purchased, on and after the redemption or purchase date, interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of AirGate to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1 hereof.

         SECTION 3.6           NOTES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, AirGate shall issue and, upon the written request of an Officer of AirGate, the Trustee shall authenticate for the Holder at the expense of AirGate a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         SECTION 3.7           OPTIONAL REDEMPTION.

     The Notes will not be redeemable at AirGate's option prior to January 1, 2006. Thereafter, the Notes will be subject to redemption at any time at the option of AirGate, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on January 1 of the years indicated below:

                              Year                                   Percentage
        2006..........................................                104.688%
        2007..........................................                102.344%
        2008 and thereafter...........................                100.000%

         SECTION 3.8           MANDATORY REDEMPTION.

     Except as set forth under Sections 3.9, 4.10 and 4.14 hereof, AirGate shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         SECTION 3.9           REPURCHASE OFFERS.

     In the event that AirGate shall be required to commence an offer to all Holders to repurchase Notes (a "Repurchase Offer") pursuant to Section 4.10 hereof, an "Excess Proceeds Offer," or pursuant to Section 4.14 hereof, a "Change of Control Offer," AirGate shall follow the procedures specified below.

     A Repurchase Offer shall commence no earlier than 30 days and no later than 60 days after a Change of Control (unless AirGate is not required to make such offer pursuant to Section 4.14 hereof) or an Excess Proceeds Offer Triggering Event (as defined in Section 4.10), as the case may be, and remain open for a period of twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five (5) Business Days after the termination of the Offer Period (the "Purchase Date"), AirGate shall purchase the aggregate principal amount of Notes required to be purchased pursuant to Section 4.10 hereof, in the case of an Excess Proceeds Offer, or Section 4.14 hereof, in the case of a Change of Control Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest, if any, shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

     Upon the commencement of a Repurchase Offer, AirGate shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Excess Proceeds Offer Triggering Event, as the case may be and shall state:

          (a)  that the Repurchase  Offer is being made pursuant to this Section
               3.9 and Section 4.10 or 4.14 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

          (b)  the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

          (d) that, unless AirGate defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrete or accrue interest after the Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to a Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note duly completed, or transfer by book-entry transfer, to AirGate, the Depositary, or the Paying Agent at the address specified in the notice not later than the close of business on the last day of the Offer Period;

          (f) that Holders shall be entitled to withdraw their election if AirGate, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before 10:00 a.m. (New York City time) on each Purchase Date, AirGate shall irrevocably deposit with the Trustee or Paying Agent (other than AirGate or an Affiliate of AirGate) in immediately available funds the aggregate purchase price equal to the Offer Amount, together with accrued and unpaid interest, if any, thereon, to be held for payment in accordance with the terms of this Section 3.9. On the Purchase Date, AirGate shall, to the extent lawful,
(i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by AirGate in accordance with the terms of this Section 3.9. AirGate, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by AirGate for purchase, plus any accrued and unpaid interest, if any, thereon, and AirGate shall promptly issue a new Note, and the Trustee, at the written request of AirGate, shall authenticate and mail or deliver at the expense of AirGate such new Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder's Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by AirGate to the Holder thereof. AirGate shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Repurchase Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.1           PAYMENT OF NOTES.

     (a) AirGate shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than AirGate or a Subsidiary thereof, holds, as of 10:00 a.m. (New York City time), money deposited by AirGate in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.

     (b) AirGate shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

         SECTION 4.2           MAINTENANCE OF OFFICE OR AGENCY.

     AirGate shall maintain in the Borough of Manhattan, the City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon AirGate in respect of the Notes and this Indenture may be served. AirGate shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time AirGate shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     AirGate may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve AirGate of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. AirGate shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     AirGate hereby designates the Corporate Trust Office of the Trustee as one such office or agency of AirGate in accordance with Section 2.3 hereof.

         SECTION 4.3           COMMISSION REPORTS.

     Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, AirGate shall furnish to the Holders of Notes
(i) all quarterly and annual financial information that is required to be filed with the Commission on Forms 10-Q and 10-K to the extent AirGate does not file such Forms with the Commission, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by AirGate's certified independent accountants and (ii) all current reports that are required to be filed with the Commission on Form 8-K to the extent AirGate does not file such reports with the Commission. In addition, whether or not required by the rules and regulations of the Commission, AirGate shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) within the time periods that would have been applicable had AirGate been subject to such rules and regulations and make such information available to securities analysts and prospective investors upon request. AirGate shall at all times comply with TIA ss. 314(a).

     To the extent AirGate does not publicly file such financial information with the Commission, the financial information shall be filed with the Trustee and mailed to the Holders at the expense of AirGate at their addresses appearing in the register of Notes maintained by the Registrar, within 90 days after the end of AirGate's fiscal years and within 45 days after the end of each of the first three quarters of each such fiscal year.

     AirGate shall provide the Trustee with a sufficient number of copies of all reports and other documents and information and, if requested by AirGate, the Trustee will deliver such reports to the Holders under this Section 4.3.

         SECTION 4.4           COMPLIANCE CERTIFICATE.

     AirGate shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of AirGate and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture (including, with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.7 hereof were computed, which calculations may be based on AirGate's latest available financial statements), and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action AirGate is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action AirGate is taking or proposes to take with respect thereto.

     AirGate shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action AirGate is taking or proposes to take with respect thereto.

         SECTION 4.5           TAXES.

     AirGate shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

         SECTION 4.6           STAY, EXTENSION AND USURY LAWS.

     AirGate covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and AirGate and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         SECTION 4.7           LIMITATION ON RESTRICTED PAYMENTS.

     AirGate shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly,

(1) declare or pay any dividend on, or make any distribution to the holders of, any shares of its Equity Interests, other than dividends or distributions payable solely in its Equity Interests, other than Disqualified Stock, or in options, warrants or other rights to purchase any such Equity Interests, other than Disqualified Stock;

(2) purchase, redeem or otherwise acquire or retire for value, other than value consisting solely of Equity Interests of AirGate that is not Disqualified Stock or options, warrants or other rights to acquire such Equity Interests that is not Disqualified Stock, any Equity Interests of AirGate, including options, warrants or other rights to acquire such Equity Interests;

(3) redeem, repurchase, defease or otherwise acquire or retire for value, other than value consisting solely of Equity Interests of AirGate that is not Disqualified Stock or options, warrants or other rights to acquire such Equity Interests that is not Disqualified Stock, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is subordinate, whether pursuant to its terms or by operation of law, in right of payment to the Notes; or

(4)  make any Investment that is not a Permitted Investment;

(each of the foregoing actions set forth in clauses (1) through (4), other than any such action that is a Permitted Investment, being referred to as a "Restricted Payment"), unless, at the time thereof, after giving effect thereto,

     (a)  no Default or Event of Default shall have occurred and be continuing;

     (b) AirGate would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.9 hereof; and

     (c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made on or after the Closing Date shall not exceed:

          (i) the amount of (x) the Operating Cash Flow of AirGate after June 30, 2003 through the end of the latest full fiscal quarter for which consolidated financial statements of AirGate are available preceding the date of such Restricted Payment, treated as a single accounting period, less (y) 150% of the cumulative Consolidated Interest Expense of AirGate after June 30, 2003 through the end of the latest full fiscal quarter for which consolidated financial statements of AirGate are available preceding the date of such Restricted Payment treated as a single accounting period, plus

          (ii) the aggregate Net Proceeds, including the fair market value of property other than cash, as determined:

                    (A) in the case of any property other than cash with a value less than $25 million, by the Board of Directors, whose good-faith determination shall be conclusive and as evidenced by a Board Resolution, or

                    (B) in the case of any property other than cash with a value equal to or greater than $25 million, by an accounting, appraisal or investment banking firm of national standing and evidenced by a written opinion of such firm, received by AirGate from the issuance and sale, other than to a Restricted Subsidiary, on or after the Closing Date of shares of its Equity Interests other than Disqualified Stock, or any options, warrants or other rights to purchase such Equity Interests, other than Disqualified Stock, plus

          (iii)the aggregate Net Proceeds, including the fair market value of property other than cash, as determined:

                    (A) in the case of any property other than cash with a value less than $25 million, by the Board of Directors, whose good-faith determination shall be conclusive and as evidenced by a Board Resolution, or

                    (B) in the case of any property other than cash with a value equal to or greater than $25 million, by an accounting, appraisal or investment banking firm of national standing and evidenced by a written opinion of such firm, received by AirGate from the issuance or sale, other than to a Restricted Subsidiary, after the Closing Date of any Equity Interests of AirGate, other than Disqualified Stock, or any options, warrants or other rights to purchase such Equity Interests, other than Disqualified Stock, upon the conversion of, or exchange for, Indebtedness of AirGate or a Restricted Subsidiary, plus

                    (iv) the aggregate  Net Proceeds  received by AirGate or any
                         Restricted Subsidiary from the sale, disposition or repayment, other than to AirGate or a Restricted Subsidiary, of any Investment made after the Closing Date and constituting a Restricted Payment in an amount equal to the lesser of (x) the return of capital with respect to such Investment and (y) the initial amount of such Investment previously made (and treated as a Restricted Payment), in either case, less the cost of disposition of such Investment.

     The foregoing limitations in this Section 4.7 do not limit or restrict the making of any Permitted Investment, and a Permitted Investment shall not be counted as a Restricted Payment for purposes of clause (c), except that a Permitted Investment made pursuant to clause (g) of the definition of "Permitted Investment" shall be counted as a Restricted Payment for the purposes of clause
(c). In addition, so long as no Default or Event of Default shall have occurred and be continuing, the foregoing limitations do not prevent AirGate from:

     (1) the payment of a dividend on Equity Interests of AirGate within 60 days after the declaration thereof if, on the date when the dividend was declared, AirGate could have paid such dividend in accordance with the provisions of this Indenture;

     (2) the repurchase of Equity Interests of AirGate, including options, warrants or other rights to acquire such Equity Interests, from former employees or directors of AirGate or any Subsidiary thereof for consideration not to exceed $2.0 million in the aggregate in any fiscal year; provided that any unused amount in any 12 month period may be carried forward to one or more future periods; provided, further, that the aggregate amount of all such repurchases made pursuant to this clause (2) does not exceed $10.0 million in the aggregate;

     (3) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for:

          (a) the proceeds of a capital contribution or a substantially concurrent offering of, shares of Equity Interests, other than Disqualified Stock, of AirGate or options, warrants or other rights to acquire such Equity Interests, or

          (b) Indebtedness that (i) is at least as subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, as the Indebtedness being purchased, and (ii) has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being repurchased, with Restricted Payments pursuant to this clause not being counted as Restricted Payments for purposes of clause (c) above;

     (4) the repurchase, redemption or other acquisition of Equity Interests of AirGate, or options, warrants or other rights to acquire such Equity Interests, in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of common stock, other than Disqualified Stock, of AirGate or options, warrants or other rights to acquire such Equity Interests;

     (5) the repurchase, redemption, defeasance, acquisition or retirement for value of Senior Subordinated Discount Notes using no more than $25.0 million;

     (6) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of AirGate to the holders of its Equity Interests on a pro rata basis; or

     (7) other Restricted Payments not to exceed $5.0 million in the aggregate at any time outstanding, with Restricted Payments pursuant to this clause not being counted as Restricted Payments for purposes of clause
          (c) above.

     Restricted Payments made pursuant to clause (1) of the immediately preceding paragraph will be included in the calculation of subsequent Restricted Payments. In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of this Section
4.7 to the extent such Investments would otherwise be so counted.

     For purposes of clauses (3) and (4) above, the net proceeds received by AirGate from the issuance or sale of its Equity Interests either upon the conversion of, or exchange for, Indebtedness of AirGate or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the sum of (1) the principal amount or accreted value, whichever is less, of such Indebtedness on the date of such conversion or exchange and (2) the additional cash consideration, if any, received by AirGate upon such conversion or exchange, less any payment on account of fractional shares, minus (b) all expenses incurred in connection with such issuance or sale. In addition, for purposes of clauses (3) and (4) above, the net proceeds received by AirGate from the issuance or sale of its Equity Interests upon the exercise of any options or warrants of AirGate or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the additional cash consideration, if any, received by AirGate upon such exercise, minus (b) all expenses incurred in connection with such issuance or sale.

     For purposes of this Section 4.7, if a particular Restricted Payment involves a noncash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the noncash portion of such Restricted Payment, as determined by the Board of Directors, whose good-faith determination shall be conclusive and evidenced by a Board Resolution.

     Not later than the date of making any Restricted Payment, AirGate shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

     The amount of any Investment outstanding at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital, repayment of loans and return on capital, including interest and dividends, in each case, received in cash, up to the amount of such Investment on the date made.

         SECTION 4.8 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

     AirGate will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock to AirGate or any of AirGate's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to AirGate or any of its Restricted Subsidiaries;

     (2) make loans or advances to AirGate or any of AirGate's Restricted Subsidiaries; or

     (3) transfer any of its properties or assets to AirGate or any of AirGate's Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under, or by reason of:

     (1) Existing Indebtedness or Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of this Indenture;

     (2)  this Indenture, the Notes and the Security Documents;

     (3)  applicable law;

     (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by AirGate or any of its Restricted Subsidiaries as in effect at the time of such acquisition, except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

     (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

     (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph of this Section 4.8;

     (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

     (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

     (9) Liens relating to Indebtedness otherwise permitted to be incurred and secured pursuant to the provisions of Sections 4.9 and 4.12 hereof that limit the right of AirGate or any of its Restricted Subsidiaries to dispose of the assets securing such Indebtedness;

     (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

     (11) restrictions on cash or other deposits or net worth imposed by customers or vendors under contracts entered into in the ordinary course of business.

         SECTION 4.9 LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

     AirGate shall not, and shall not permit any Restricted Subsidiary to, incur any Indebtedness, including Acquired Debt, other than Permitted Debt, and AirGate shall not issue any Disqualified Stock unless immediately after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock and the receipt and application of the net proceeds therefrom, including, without limitation, the application or use of the net proceeds therefrom to repay Indebtedness or make any Restricted Payment, the Consolidated Debt to Operating Cash Flow Ratio would be (1) less than 7.0 to 1.0, if prior to September 30, 2005, (2) less than 6.0 to 1.0, if on or after September 30, 2005 and (3) less than 5.0 to 1.0, if on or after September 30, 2006.

     So long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (1)  the   incurrence   by  AirGate  and  its   Subsidiaries   of  Existing
          Indebtedness;

     (2)  the  incurrence  by  AirGate  and  the   Guarantors  of   Indebtedness
          represented by the Notes and the Guarantees;

     (3) the incurrence by AirGate and any Guarantor of Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness of AirGate and the Guarantors outstanding under all Credit Facilities at any time outstanding, after giving effect to such incurrence, does not exceed an amount equal to $175.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by AirGate or any of its Subsidiaries since the date of this Indenture to permanently repay Indebtedness under a Credit Facility pursuant to
          Section 4.10 hereof and shall be accompanied by a corresponding reduction in commitment thereunder;

     (4) the incurrence by AirGate or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of leasing or financing all or any part of the purchase price or cost of construction or improvement of inventory, property, plant or equipment used in the business of AirGate or such Restricted Subsidiary, including telephone and computer systems and operating facilities, in an aggregate principal amount not to exceed $5.0 million at any time outstanding and the aggregate principal amount of such Indebtedness does not exceed the fair market value (on the date of incurrence thereof) of the property so leased or financed;

     (5) the incurrence by AirGate or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness, other than intercompany Indebtedness, that was permitted by the first paragraph of this Section 4.9 or clause (1), (2) or (12) of this paragraph;

     (6) the incurrence by AirGate or any of its Restricted Subsidiaries of intercompany Indebtedness between or among AirGate and any of its Wholly Owned Restricted Subsidiaries that are Guarantors; provided, however, that:

          (a) if AirGate or any Guarantor is the obligor on such Indebtedness, such Indebtedness, other than intercompany Obligations owed by AirGate to AGW Leasing Company, Inc. relating to tower leases or licenses and leases of real property, must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of AirGate, or the Guarantee of such Guarantor, in the case of a Guarantor; and

          (b) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than AirGate or a Wholly Owned Restricted Subsidiary thereof and
               (2) any sale or other transfer of any such Indebtedness to a Person that is not either AirGate or a Wholly Owned Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by AirGate or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

     (7) the incurrence by AirGate or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

     (8) the guarantee by AirGate or any of the Guarantors of Indebtedness of AirGate or a Restricted Subsidiary of AirGate that was permitted to be incurred by another provision of this covenant;

     (9) incurrence by AirGate's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of AirGate that was not permitted by this clause (9);

     (10) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

     (11) Indebtedness (A) in respect of performance, surety or appeal bonds or bankers' acceptances provided in the ordinary course of business; and
          (B) arising from agreements providing for providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of AirGate or any Restricted Subsidiary pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than guarantees of Indebtedness incurred by a person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by AirGate or any Restricted Subsidiary in connection with such disposition;

     (12) the incurrence by AirGate or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount, or accreted value, as applicable, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $50.0 million; and

     (13) the incurrence by AirGate of any Indebtedness under the promissory note executed by AirGate pursuant to Section 6(d)(ii) of the Consent and Agreement, dated August 16, 1999, among Lucent Technologies Inc., Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company, L.P. and WirelessCo, L.P. and acknowledged by AirGate and AirGate's stockholders.

     In the event of the incurrence by AirGate or any Guarantor of any Indebtedness under any Credit Facilities other than the Credit Agreement as in effect on the date hereof which would constitute Senior Debt hereunder, Airgate shall deliver to the Trustee an Officers' Certificate demonstrating that the Indebtedness in respect of such Credit Facilities is permitted to be incurred under clause (3) of Section 4.9 hereof, together with a copy of the principal documents that will evidence or govern such Indebtedness.

     For purposes of determining compliance with this Section 4.9, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.9, AirGate will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.9.

         SECTION 4.10          ASSET SALES.

     AirGate, will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) AirGate, or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

     (2) such fair market value is determined by AirGate's Board of Directors and, if such fair market value exceeds $5.0 million, is evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee;

     (3) at least 75% of the consideration therefor received by AirGate or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

          (a)  any  liabilities,  as  shown  on  AirGate's  or  such  Restricted
               Subsidiary's most recent balance sheet, of AirGate or any Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee, that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases AirGate or such Restricted Subsidiary from further liability; and

          (b) any securities, Notes or other obligations received by AirGate or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by AirGate or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

     (4) if such Asset Sale involves the transfer of Collateral, (a) such Asset Sale complies with the applicable provisions of the Security Documents and (b) all consideration (other than cash) received in such Asset Sale shall be expressly made subject to the Lien under the Security Documents, which Lien shall be junior in priority to a similar Lien granted to secure Senior Debt.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, AirGate may apply such Net Proceeds at its option:

     (1)  to repay Senior Debt;

     (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business which becomes part of, or which is or becomes, a Restricted Subsidiary;

     (3) to make a capital expenditure in assets that are used or useful in a Permitted Business; or

     (4) to acquire other long-term assets that are used or useful in a Permitted Business.

Pending the final application of any such Net Proceeds, AirGate may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million (an "Excess Proceeds Triggering Event"), AirGate will make an Asset Sale Offer. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, AirGate may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     AirGate will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, AirGate will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

         SECTION 4.11          LIMITATION ON TRANSACTIONS WITH AFFILIATES.

     AirGate will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

     (1) such Affiliate Transaction is on terms that are no less favorable to AirGate or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by AirGate or such Restricted Subsidiary with an unrelated Person; and

     (2)  AirGate delivers to the Trustee:

          (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such
               Affiliate  Transaction  has been  approved  by a majority  of the disinterested members of the Board of Directors; provided, however, AirGate need not deliver such Officers' Certificate to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions that involve (i) aggregate consideration not in excess of $5.0 million and (ii) an Affiliate that (x) engages in a related telecommunication services business, (y) bids on, owns or leases spectrum or (z) provides management, billing or customer care services; and

          (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

     (1) any employment agreement, including payments made thereunder in securities or cash, entered into by AirGate or any of its Restricted Subsidiaries in the ordinary course of business of AirGate or such Restricted Subsidiary;

     (2)  transactions   between  or  among   AirGate   and/or  its   Restricted
          Subsidiaries;

     (3) payment of reasonable directors' fees, expenses and indemnification (whether such payment is made pursuant to AirGate's charter or by-laws or a written agreement with any director or officer);

     (4)  Restricted Payments that are permitted by Section 4.7; and

     (5) sales of Equity Interests, other than Disqualified Stock, and the grant of registration rights with respect thereto, to Affiliates of AirGate.

         SECTION 4.12          LIMITATION ON LIENS.

     AirGate will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Lien of any kind, other than Permitted Liens, on or with respect to any property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

         SECTION 4.13          LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

     AirGate will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that AirGate or any Restricted Subsidiary of AirGate that is a Guarantor may enter into a Sale and Leaseback Transaction if:

     (1) AirGate or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the first paragraph of
          Section 4.9 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereto;

     (2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the fair market value of the property that is the subject of such Sale and Leaseback Transaction, as determined in good faith by the Board of Directors and, if the aggregate consideration received in the Sale and Leaseback Transaction exceeds $1.0 million, is set forth in an Officers' Certificate delivered to the Trustee; and

     (3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and AirGate applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

         SECTION 4.14          OFFER TO PURCHASE UPON CHANGE OF CONTROL.

     Upon the occurrence of a Change of Control, each Holder will have the right to require AirGate to repurchase all or any part (equal to $100 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the "Change of Control Payment"). Within 30 days following any Change of Control, AirGate will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the
"Change of Control  Payment  Date"),  pursuant  to the  procedures  required  by
Section 3.9 hereof and described in such notice. AirGate shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, AirGate shall, to the extent lawful,
(a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by AirGate. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $100 or an integral multiple thereof. AirGate will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Prior to complying with any of the provisions of this Section 4.14, but in any event within 90 days following a Change of Control, AirGate will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.14. AirGate will publicly announce the results of the Change of Control offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders to require that AirGate repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     AirGate shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by AirGate and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, AirGate will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

         SECTION 4.15          CORPORATE EXISTENCE.

     Subject to Section 4.14 and Article V hereof, as the case may be, AirGate shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of AirGate or any such Subsidiary and the rights (charter and statutory), licenses and franchises of AirGate and its Subsidiaries; provided that AirGate shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of AirGate shall determine that the preservation thereof is no longer desirable in the conduct of the business of AirGate and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

         SECTION 4.16 LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN WHOLLY OWNED RESTRICTED SUBSIDIARIES.

     AirGate will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of AirGate to any Person, other than AirGate or a Wholly Owned Restricted Subsidiary of AirGate, unless:

     (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

     (2) such transfer, conveyance, sale, lease or other disposition is effected in accordance with Section 4.10.

     In addition, AirGate will not permit any Wholly Owned Restricted Subsidiary of AirGate to issue any of its Equity Interests, other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares, to any Person other than to AirGate or a Wholly Owned Restricted Subsidiary of AirGate.

         SECTION 4.17          BUSINESS ACTIVITIES.

     AirGate shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

         SECTION 4.18          PAYMENT FOR CONSENTS.

     AirGate will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

         SECTION 4.19          LIMITATION ON SENIOR SUBORDINATED DEBT.

     Neither AirGate nor the Guarantors will incur any Indebtedness that pursuant to its terms is subordinate or junior in right of payment to any Senior Debt or any Permitted Debt described in clause (4) of the second paragraph of
Section 4.9 and senior in any respect in right of payment to the Notes or the Guarantees; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Debt of AirGate or a Guarantor that exist by reason of any Liens or guarantees arising or created in respect of some but not all such Senior Debt.

         SECTION 4.20          ADDITIONAL GUARANTEES.

     If AirGate or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the date of this Indenture, then that newly acquired or created Restricted Subsidiary must become a Guarantor and (i) execute a supplemental indenture satisfactory to the Trustee making such Restricted Subsidiary a party to this Indenture, (ii) execute an endorsement of Guarantee substantially in the form of Exhibit B attached hereto, (iii) deliver an Opinion of Counsel to the Trustee and (iv) become a party to the Second-Priority Security Documents, in each case within 10 Business Days of the date on which it was acquired or created.

         SECTION 4.21         DESIGNATION OF RESTRICTED AND UNRESTRICTED
                              SUBSIDIARIES.

     The Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by AirGate and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under paragraph (c) of Section 4.7 or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

         SECTION 4.22          FURTHER INSTRUMENTS AND ACTS.

     Upon request by the Trustee, AirGate shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                                    ARTICLE V

                                   SUCCESSORS

         SECTION 5.1           MERGER, CONSOLIDATION OR SALE OF ASSETS.

     AirGate shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to, any Person, and shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer or other disposition of the properties and assets of AirGate and its Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless, at the time and after giving effect thereto:

     (1) either: (A) if the transaction or series of transactions is a consolidation of AirGate with or a merger of AirGate with or into any other Person, AirGate shall be the surviving Person of such merger or consolidation, or (B) the Person formed by any consolidation with or merger with or into AirGate, or to which the properties and assets of AirGate or AirGate and its Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed or otherwise transferred (any such surviving Person or transferee Person referred to in this clause (B) being the "Surviving Entity"), shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of AirGate under the Notes and this Indenture and, in each case, this Indenture, as so supplemented, shall remain in full force and effect;

     (2) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; and

     (3) AirGate or the Surviving Entity will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period, (A) have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of AirGate immediately preceding the transaction and (B) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section
          4.9 hereof; provided, however, that the foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer or other disposition of the properties and assets by any Restricted Subsidiary or AirGate to any other Restricted Subsidiary or AirGate, or the merger or consolidation of any Restricted Subsidiary with or into any other Restricted Subsidiary or AirGate.

     AirGate may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

     In connection with any consolidation, merger, sale, assignment, conveyance, transfer or other disposition contemplated by this Section 5.1, AirGate shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate, which shall set forth the manner of determination of AirGate's compliance with clause (3) of this Section 5.1 stating that such consolidation, merger, sale, assignment, conveyance, transfer, or other disposition and the supplemental indenture in respect thereof, required under clause (1)(B) of the preceding paragraph, comply with the requirements of this Indenture and an Opinion of Counsel.

     For all purposes of this Indenture and the Notes, including the provisions described in the two immediately preceding paragraphs and Sections 4.9 and 4.21 hereof, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 4.21 hereof and all Indebtedness of the Surviving Entity and its Subsidiaries that was not Indebtedness of AirGate and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

     The Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of AirGate under this Indenture, and the predecessor company shall be released from all its obligations and covenants under this Indenture and the Notes.

         SECTION 5.2           SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of AirGate in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which AirGate is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to AirGate), and shall exercise every right and power of AirGate under this Indenture with the same effect as if such successor Person had been named as AirGate herein.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

         SECTION 6.1           EVENTS OF DEFAULT

     Each of the following constitutes an "Event of Default":

          (i) default for 30 days in the payment when due of interest on the Notes, whether or not prohibited by Article XII hereof;

          (ii) default in payment when due of principal of or premium, if any, on the Notes, whether or not prohibited by Article XII hereof;

          (iii)failure by AirGate or any of its Restricted Subsidiaries to comply with the provisions described under Sections 4.10 and 4.14 hereof;

          (iv) failure by AirGate or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with the provisions of any other agreement in this Indenture;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by AirGate or any of its Restricted Subsidiaries (or the payment of which is guaranteed by AirGate or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default:

               (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or

               (b) results in the acceleration of such Indebtedness prior to its express maturity,

               and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (vi) failure by AirGate or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii)any Second-Priority Security Document or the Intercreditor Agreement is held to be unenforceable or invalid for any reason, the security interests purported to be created by the Second-Priority Security Documents are held to be unenforceable, invalid or impaired with respect to a material portion of the Collateral, AirGate or any Guarantor defaults in the performance of the terms of any of the Second-Priority Security Documents or the Intercreditor Agreement in a manner which adversely affects the enforceability or validity of the security interest on a material portion of the Collateral or in a manner which adversely affects the condition or value of a material portion of the Collateral, or AirGate or any Guarantor repudiates or disaffirms any of its obligations under any of the Second-Priority Security Documents or the Intercreditor Agreement;

          (viii) except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee;

          (ix) AirGate, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

               (a)  commences a voluntary case,

               (b) consents to the entry of an order for relief against it in an involuntary case,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (d) makes a general assignment for the benefit of its creditors, or

               (e)  generally is not paying its debts as they become due;

          (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief against AirGate or any of its Restricted Subsidiaries in an involuntary case;

               (b) appoints a Custodian of AirGate or any of its Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or

               (c) orders the liquidation of AirGate or any of its Restricted Subsidiaries and the order or decree remains unstayed and in effect for 60 consecutive days; or

          (xi) any event occurs that  causes,  subject to any  applicable  grace
               period,   an  Event  of  Termination  under  any  of  the  Sprint
               Agreements.

     The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         SECTION 6.2           ACCELERATION.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest on the Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default as described in clause (ix) or (x) of Section 6.1 hereof, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of AirGate with the intention of avoiding payment of the premium that AirGate would have had to pay if AirGate then had elected to redeem the Notes pursuant to Section 3.7 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to January 1, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of AirGate with the intention of avoiding the prohibition on redemption of the Notes prior to January 1, 2006, then the amount payable in respect of such Notes for purposes of this paragraph shall be equal to 109.375% of the aggregate principal amount.

         SECTION 6.3           OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Pursuant to Section 4.4, AirGate is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and AirGate is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         SECTION 6.4           WAIVER OF PAST DEFAULTS.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than as a result of an acceleration), which shall require the consent of all of the Holders of the Notes then outstanding.

         SECTION 6.5           CONTROL BY MAJORITY.

     The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder, unless such Holder shall offer to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         SECTION 6.6           LIMITATION ON SUITS.

     A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from AirGate;

          (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such indemnity or security; and

          (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         SECTION 6.7           RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.8           COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.1(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against AirGate for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.9           TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to AirGate (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10          PRIORITIES.

     If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

     First:  to the  Trustee,  its agents and  attorneys  for  amounts due under
Section 7.7 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to holders of Senior Debt for amounts due;

     Third: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for
principal,   premium,  if  any,  and  interest  respectively;

     Fourth: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

     Fifth: to AirGate or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

         SECTION 6.11          UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE VII

                                     TRUSTEE

         SECTION 7.1           DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i)  this paragraph does not limit the effect of paragraph (b) of this
               Section 7.1;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with AirGate. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         SECTION 7.2           RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee's own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance on the advice or opinion of such counsel.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. Any request or direction of AirGate mentioned herein shall be sufficiently evidenced by an Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from AirGate or a Guarantor shall be sufficient if signed by an Officer of AirGate or such Guarantor.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of AirGate, personally or by agent or attorney at the sole cost of AirGate and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (h) The rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder.

     (i) The Trustee may request that AirGate deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         SECTION 7.3           INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with AirGate or any Affiliate of AirGate with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

         SECTION 7.4           TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for AirGate's use of the proceeds from the Notes or any money paid to AirGate or upon AirGate's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital on any Officers' Certificate delivered to the Trustee under Article IV or Sections 8.4 or 10.4 hereof, or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

         SECTION 7.5           NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to an officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

         SECTION 7.6           REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

     A copy of each report at the time of its mailing to the Holders shall be mailed to AirGate and filed with the Commission and each stock exchange on which AirGate has informed the Trustee in writing the Notes are listed in accordance with TIA ss. 313(d). AirGate shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

         SECTION 7.7           COMPENSATION AND INDEMNITY.

     AirGate shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. AirGate shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     AirGate shall indemnify the Trustee (which for purposes of this Section 7.7 shall include its officers, directors, employees and agents) against any and all claims, damage, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against AirGate (including this Section 7.7) and defending itself against any claim (whether asserted by AirGate or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify AirGate promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify AirGate shall not relieve AirGate of its obligations hereunder. AirGate shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and AirGate shall pay the reasonable fees and expenses of such counsel. AirGate need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of AirGate under this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

     To secure AirGate's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1 (ix), (x) or (xi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

         SECTION 7.8           REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying AirGate. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and AirGate in writing. AirGate may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, AirGate shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by AirGate.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, AirGate, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to AirGate. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, AirGate's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

         SECTION 7.9           SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable.

         SECTION 7.10          ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee and its direct parent shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.ss. 310(a)(l), (2) and (5). The Trustee is subject to TIA ss. 310(b) including the provision in ss. 310(b)(1); provided that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or conflicts of interest or participation in other securities, of AirGate or the Guarantors are outstanding if the requirements for exclusion set forth in TIA ss. 310(b)(1) are met.

         SECTION 7.11         PREFERENTIAL COLLECTION OF CLAIMS AGAINST AIRGATE.

     The  Trustee  is  subject  to  TIA  ss.  311(a),   excluding  any  creditor
relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

         SECTION 7.12       TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM AIRGATE.

     Any application by the Trustee for written instructions from AirGate may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of AirGate actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

         SECTION 7.13          LIMITATION OF LIABILITY.

     It is understood by the parties hereto other than the The Bank of New York (the "Bank") that the sole recourse of the parties hereto other than the Bank in respect of the obligations of the Trust hereunder and under the other documents contemplated thereby and related thereto to which it is a party shall be to the parties hereto other than the Bank. In addition, the Bank is entering into this Indenture and the other documents contemplated thereby and related thereto to which it is a party solely in its capacity as trustee under the Indenture and not in its individual capacity (except as expressly stated herein) and in no case shall the Bank (or any Person acting as successor trustee under the Indenture) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of AirGate hereunder or thereunder, all such liability, if any, being expressly waived by the parties hereto and any person claiming by, through or under such party, provided, however, that the Bank (or any such successor trustee) shall be personally liable hereunder and thereunder for its own negligence or willful misconduct or for its material breach of its covenants, representations and warranties contained herein or therein, to the extent expressly covenanted or made in its individual capacity. In no event shall the Trustee, in its capacity as Paying Agent, Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought. The provisions of this Section shall survive the termination of the Indenture and the resignation or removal of the Trustee.



                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 8.1           OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                               DEFEASANCE.

     AirGate may, at the option of its Boards of Directors evidenced by a Board Resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

         SECTION 8.2           LEGAL DEFEASANCE AND DISCHARGE.

     Upon AirGate's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, AirGate shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that AirGate shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of AirGate, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.4(a); (b) AirGate's obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.2 hereof; (c) the rights, powers, trusts, benefits and immunities of the Trustee, including without limitation thereunder, under Section 7.7, 8.5 and 8.7 hereof and AirGate's obligations in connection therewith and (d) the provisions of this Article VIII. Subject to compliance with this Article VIII, AirGate may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

         SECTION 8.3           COVENANT DEFEASANCE.

     Upon AirGate's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, AirGate shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, AirGate or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon AirGate's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(iii) and (iv) hereof shall not constitute Events of Default.

         SECTION 8.4           CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following  shall be the conditions to the application of either Section
8.2 or 8.3 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) AirGate must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and AirGate must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (b) in the case of an election under Section 8.2 hereof, AirGate shall also have delivered to the Trustee an Opinion of Counsel confirming that (A) AirGate has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.3 hereof, AirGate shall also have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which AirGate or any of its Subsidiaries is a party or by which AirGate or any of its Subsidiaries is bound;

          (f) AirGate shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (g) AirGate shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by AirGate with the intent of preferring the Holders over the other creditors of AirGate or with the intent of defeating, hindering, delaying or defrauding creditors of AirGate or others; and (h) AirGate shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with as contemplated by this Section 8.4. SECTION 8.5 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the
"Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust, shall not be invested, and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including AirGate or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     AirGate shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to AirGate from time to time upon the written request of AirGate and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         SECTION 8.6           REPAYMENT TO AIRGATE.

     Any money deposited with the Trustee or any Paying Agent, or then held by AirGate, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest has become due and payable shall be paid to AirGate on its written request or (if then held by AirGate) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to AirGate for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of AirGate as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of AirGate cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to AirGate.

         SECTION 8.7           REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of AirGate under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if AirGate makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, AirGate shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

         SECTION 9.1           WITHOUT CONSENT OF HOLDERS OF THE NOTES.

     Notwithstanding Section 9.2 of this Indenture, without the consent of any Holder, AirGate, the Guarantors and the Trustee (and if applicable, the Collateral Agent) may amend or supplement this Indenture, the Notes, the Intercreditor Agreement or any Second-Priority Security Document:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) to provide for the assumption of AirGate's obligations to the Holders under this Indenture, the Intercreditor Agreement or any Second-Priority Security Document, in the case of a merger, or consolidation or sale of all or substantially all of AirGate's assets in accordance with this Indenture;

          (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

          (e) to secure the Notes under the Indenture, to add Guarantees with respect to the Notes, or to confirm and evidence the release, termination or discharge of any such security or Guarantee when such release, termination or discharge is permitted by the Indenture and the Security Documents;

          (f) to add or release Collateral as permitted under the terms of the Indenture, the Intercreditor Agreement or the Second-Priority Security Documents;

          (g) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA or otherwise in obtaining an exemption from, or interpretation of, or in elaborating on, the requirements of Section 314(d) of the TIA or to enable AirGate to rely on existing interpretations of the Commission regarding the requirements of Section 314(d) of the TIA; or

          (h)  to   confirm   the   automatic   amendment   or   waiver  of  the
               Second-Priority Security Documents pursuant to the terms of the Intercreditor Agreement.

     Upon the request of AirGate accompanied by a resolution of the Board of Directors authorizing the execution of any such amendment to this Indenture, the Guarantees, the Intercreditor Agreement, the Second-Priority Security Documents or the Notes, and upon receipt by the Trustee of the documents described in Sections 9.6 and 13.4 hereof, the Trustee shall join with AirGate and the Guarantors in the execution of any amendment to this Indenture, the Guarantees, the Intercreditor Agreement, the Second-Priority Security Documents or the Notes authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amendment to this Indenture, the Guarantees, the Intercreditor Agreement, the Second-Priority Security Documents or the Notes that affects its own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.2           WITH CONSENT OF HOLDERS OF NOTES.

     Except as provided below in this Section 9.2, this Indenture, the Notes, the Guarantees, the Intercreditor Agreement or any Second-Priority Security Document may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (it being understood that the provisions of the Intercreditor Agreement and the Second-Priority Security Documents that may by their terms be amended or supplemented without the consent of the Holders do not require the consent of the Holders contemplated hereby), including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer, for Notes, and any existing default or compliance with any provision of this Indenture, the Notes, the Guarantees, the Intercreditor Agreement or any Second-Priority Security Document may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (it being understood that the provisions of the Intercreditor Agreement and the Second-Priority Security Documents that may by their terms be waived without the consent of the Holders do not require the consent of the Holders contemplated hereby), including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes.

     Upon the request of AirGate accompanied by a Board Resolution authorizing the execution of any such amendment to this Indenture, the Guarantees, the Intercreditor Agreement, the Second-Priority Security Documents or the Notes, and upon receipt by the Trustee of the documents described in Sections 9.6 and
13.4 hereof, the Trustee shall join with AirGate and the Guarantors in the execution of any amendment to this Indenture, the Guarantees, the Intercreditor Agreement, the Second-Priority Security Documents or the Notes authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amendment to this Indenture, the Guarantees, the Intercreditor Agreement, the Second-Priority Security Documents or the Notes that affects its own rights, duties or immunities under this Indenture or otherwise.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.2 becomes effective, AirGate shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of AirGate to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

     Subject to Sections 6.2, 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may amend or waive compliance in a particular instance by AirGate with any provision of this Indenture or the Notes. However, without the consent of each Holder adversely affected, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):

          (a) reduce the aggregate principal amount of the then outstanding Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.10 and 4.14 hereof);

          (c) reduce the rate of or change the time for payment of interest on any Note;

          (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

          (g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 4.10 or 4.14 hereof); or

          (h)  make any change in the  amendment  and waiver  provisions of this
               Article IX.

         SECTION 9.3           COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

         SECTION 9.4           REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

     AirGate may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver. If AirGate fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.5 hereof or (ii) such other date as AirGate shall designate.

         SECTION 9.5           NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. AirGate in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 9.6           TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. AirGate and the Guarantors may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it. In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived, that such amendment or supplemental indenture is not inconsistent herewith, and that it will be valid and binding upon AirGate in accordance with its terms.

                                    ARTICLE X

                       SECOND-PRIORITY SECURITY DOCUMENTS

         SECTION 10.1          SECOND-PRIORITY SECURITY DOCUMENTS.

     The due and punctual payment of the principal and premium, if any, of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at Stated Maturity, by acceleration, repurchase, redemption, special redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of AirGate and the Guarantors to the Holders or the Trustee under this Indenture, the Second-Priority Security Documents or the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Second-Priority Security Documents.

     Each Holder, by its acceptance of the Notes, consents and agrees to the terms of the Intercreditor Agreement and the Second-Priority Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral pursuant to the terms set forth in the Intercreditor Agreement) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to enter into such Second-Priority Security Documents and Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

     AirGate shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Intercreditor Agreement and the Second-Priority Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Intercreditor Agreement and the Second-Priority Security Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Intercreditor Agreement, the Second-Priority Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured thereby, according to the intent and purposes herein and therein expressed.

     AirGate shall take any and all actions reasonably required to cause the Second-Priority Security Documents to create and maintain, as security for the obligations of AirGate hereunder, a valid and enforceable perfected lien on and security interest in all the Collateral, in favor of the Collateral Agent for the benefit of the Holders and other Persons for whose benefit the Collateral Agent or Trustee, as applicable, acts pursuant to the Second-Priority Security Documents, subject to the provisions of the Intercreditor Agreement.

         SECTION 10.2          RECORDING AND OPINIONS.

          (a) As required by the provisions of Section 314(b) of the TIA, AirGate and, if applicable, the Guarantors shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Second-Priority Security Documents (subject only to Permitted Liens), including without limitation, the filing of financing statements, continuation statements, mortgages and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Second-Priority Security Documents to all property comprising the Collateral. AirGate and the Guarantors shall from time to time promptly pay all financing statement, continuation statement and mortgage recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Second-Priority Security Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Second-Priority Security Documents. The Trustee shall have no obligation to, nor shall it be responsible for any failure to, so register, file or record.

          (b) As required by the provisions of Section 314(b) of the TIA, AirGate shall furnish to the Trustee within three months after each anniversary of the Closing Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken (and stating what actions, if any, are necessary to be taken within the next calendar year) with respect to the recording, registering, filing, re-recording, re-registering and refiling of this Indenture and the Second-Priority Security Documents, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens intended to be created by the Second-Priority Security Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain such Liens, which Opinion of Counsel also shall state what actions it then believes are necessary to maintain the effectiveness of such Liens during the next two years.

         SECTION 10.3          POSSESSION, USE AND RELEASE OF COLLATERAL.

          (a) Subject to the rights of the collateral agent under the First-Priority Security Documents in the case of an event of default thereunder and subject to the rights of the Collateral Agent under the Second-Priority Security Documents in the case of an Event of Default, and subject to the terms and conditions in any agreements governing Senior Debt, this Indenture and the Security Documents, AirGate and the Guarantors will have the right to remain in possession and retain control of the Collateral (other than any cash, securities, obligations and cash equivalents constituting part of the Collateral and deposited with the collateral agent for the lenders under any agreements governing Senior Debt or the Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

          (b) Collateral may (and, as applicable, shall) be released or substituted only in accordance with the terms of the Intercreditor Agreement and the Second-Priority Security Documents or this Section 10.3. Upon any disposition of Collateral pursuant to and in compliance with Sections 4.10, 10.4 and 10.5, or pursuant to a transaction that does not constitute an "Asset Sale" or otherwise violate any provision of this Indenture, such Collateral shall be sold free and clear of any lien under the Second-Priority Security Documents and automatically released from the provisions thereof.

          (c) The release of any Collateral from the terms of this Indenture and the Second-Priority Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Intercreditor Agreement, the Second-Priority Security Documents or this Section 10.3.

          (d) Any request by AirGate for the Trustee or the Collateral Agent to execute a release of any Collateral from the terms of this Indenture shall be made pursuant to the terms of Section 10.5 of this Indenture.

         SECTION 10.4          CERTIFICATES OF THE COMPANY.

          (a) To the extent applicable, AirGate shall comply (or cause compliance) with Section 313(b) of the TIA, relating to reports, and Section 314(d) of the TIA, relating to the release of property or securities from the lien and security interest of the Second-Priority Security Documents and relating to the substitution therefor of any property or securities to be subjected to the lien and security interest of the Second-Priority Security Documents. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of AirGate except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Collateral Agent in the exercise of reasonable care.

          (b) With respect to AirGate's obligations under Section 10.4(a) relating to delivery of certificates or opinions required by
               Section 314(d) of the TIA, AirGate and each Subsidiary, as the case may be, may:

               (1) abandon, sell, assign, transfer, lease, license or otherwise dispose of in the ordinary course of business any personal property the use of which is no longer necessary or desirable in the proper conduct of the business of AirGate and is not material to the conduct of the business of AirGate and its Subsidiaries taken as a whole;

               (2) grant in the ordinary course of business, rights-of-way and easements over or in respect of any of AirGate's or such Subsidiary's real property, provided that such grant will not, in the reasonable opinion of the Board of Directors, impair the usefulness of such property in the conduct of AirGate's business;

               (3) sell, transfer or otherwise dispose of inventory in the ordinary course of business;

               (4) sell, collect, liquidate, factor or otherwise dispose of accounts receivable in the ordinary course of business;

               (5) make cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture, the Second-Priority Security Documents and the Intercreditor Agreement; and

               (6) engage in any other release of any Collateral as to which release any Commission regulation or interpretation (including any no-action letter issued by the Staff of the Commission or exemption order issued by the Commission or pursuant to its delegated authority, whether issued to AirGate or any other Person) provides that delivery of such opinions or certificates need not be made;

in each case, without the delivery of any such opinions or certificates upon any such release; provided that AirGate shall deliver to the Trustee, within 15 days after each of the six-month periods ended January 1 and July 1 in each year an Officers' Certificate to the effect that all releases of Collateral as to which such opinions or certificates were not delivered in reliance upon this Section 10.4(b) by AirGate or any Subsidiary, as the case may be, during the preceding six-month period were in the ordinary course of AirGate's or such Subsidiary's business and otherwise in accordance with Section 10.4(b)(1) through Section
10.4(b)(6) and that all proceeds therefrom were used by AirGate or such Subsidiary as permitted herein.

          (c) The fair value of Collateral released from the Liens of the Second-Priority Security Documents as to which opinions or certificates are not delivered prior to the applicable date of determination in reliance upon this Section 10.4(b) shall not be considered in determining whether the aggregate fair value of Collateral released from the Liens of the Second-Priority Security Documents in any calendar year exceeds the 10% threshold specified in Section 314(d)(l) of the TIA; provided that AirGate's right to rely on this sentence at any time is conditioned upon AirGate having furnished to the Trustee the Officers' Certificates described in Section 10.4(b) that were required to be furnished to the Trustee at or prior to such time.

          (d) It is expressly understood that Section 10.4(b) and Section 10.4(c) relate only to AirGate's and each Subsidiary's obligations under the TIA and shall not affect AirGate's and its Subsidiaries' rights or abilities to release Collateral.

         SECTION 10.5          EXECUTION OF RELEASE BY TRUSTEE.

     In the event that AirGate or any Guarantor wish the Trustee or the Collateral Agent to execute a release of any Collateral from the lien of the Second-Priority Security Documents in accordance with this Indenture, the Intercreditor Agreement and the Second-Priority Security Documents, it shall furnish the Trustee and the Collateral Agent an Officers' Certificate complying with Section 13.4(a) certifying that all conditions precedent have been met and that no consent of the Holders is required together with any documents required by Section 4.10, Section 10.4 or any other provision of this Indenture and deliver as required by this Indenture, an Opinion of Counsel to the effect that such accompanying documents constitute all the documents required by this Indenture, by Section 314(d) of the TIA or that no such documents are so required. If such release is given pursuant to the automatic release provisions of the Intercreditor Agreement, the Officers' Certificate shall also be accompanied by evidence that the Collateral has been released under the First-Priority Security Documents. Upon the receipt of such documents the Trustee shall execute, or shall cause the Collateral Agent to execute, a release of the Collateral. The Trustee, however, shall have no duty to confirm the legality or validity of such documents, its sole duty being to certify that it has received such documentation which on its face conforms to Section 314(d) of the TIA.

         SECTION 10.6 AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

     Subject to the provisions of the Intercreditor Agreement and the Second-Priority Security Documents hereof, the Trustee may, in its sole discretion and without the consent of the Holders (and shall, at the direction of Holders holding the requisite principal amount of Notes), direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to (a) enforce the terms of the Intercreditor Agreement and the Second-Priority Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of AirGate hereunder. The Trustee shall have the power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Intercreditor Agreement and the Second-Priority Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

         SECTION 10.7 AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECOND-PRIORITY SECURITY DOCUMENTS.

     The Trustee is authorized to receive funds for the benefit of the Holders distributed under the Second-Priority Security Documents or the Intercreditor Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture, the Intercreditor Agreement and the Second-Priority Security Documents.

         SECTION 10.8          COLLATERAL AGENT.

     The Trustee shall act as Collateral Agent pursuant to the Intercreditor Agreement and the Second-Priority Security Documents and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Intercreditor Agreement or the Second-Priority Security Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

         SECTION 10.9          SECURITY DOCUMENTS.

          (a) Each of the other parties hereto and, by their acceptance of the Notes, the Holders hereby authorize and instruct the Trustee, as Collateral Agent, to (i) enter into the Second-Priority Security Documents, (ii) bind such parties and the Holders on the terms set forth in the Second-Priority Security Documents and (iii) perform and observe its obligations under the Second-Priority Security Documents.

          (b) Each of the other parties hereto and, by their acceptance of the Notes, the Holders hereby authorize and instruct the Trustee to
               (i) enter into the Intercreditor Agreement, (ii) bind such parties and the Holders on the terms set forth in the
               Intercreditor Agreement, and (iii) perform and observe its obligations under the Intercreditor Agreement.

         SECTION 10.10         AUTHORIZATION OF OTHER INTERCREDITOR AGREEMENTS.

     In the event that AirGate and the Guarantors wish the Trustee to enter into an intercreditor agreement with respect to Liens permitted pursuant to clause
(a) of the definition of Permitted Liens for which the Holders are entitled to a junior Lien, AirGate and the Guarantors shall furnish the Trustee and the Collateral Agent an Officers' Certificate complying with Section 13.4(a) certifying that all conditions precedent have been met and that no consent of the Holders is required, together with any documents required by any provision of this Indenture and deliver an Opinion of Counsel to the effect that such intercreditor agreement complies with the requirements of the applicable provision of the definition of Permitted Liens. Upon the receipt of such documents, the Trustee is authorized and shall execute, or shall cause the Collateral Agent to execute, such intercreditor agreement. The Trustee, however, shall have no duty to confirm the legality or validity of such documents, its sole duty being to certify that it has received such documentation which on its face conforms to Section 314(d) of the TIA.

                                   ARTICLE XI

                                   GUARANTEES

         SECTION 11.1          GUARANTEES.

          (a) Each Guarantor hereby jointly and severally, fully, unconditionally and irrevocably guarantees the Notes and obligations of AirGate hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (a) the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of AirGate to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Guarantees shall be a guarantee of payment and not of collection.

          (b) Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

          (c) Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Guarantee or as provided for in this Indenture. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor's Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

          (d) If any Holder or the Trustee is required by any court or otherwise to return to AirGate or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either AirGate or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph (d) shall survive the termination of this Indenture except as otherwise provided in the Intercreditor Agreement.

          (e) Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
               (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in
               Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

         SECTION 11.2          EXECUTION AND DELIVERY OF GUARANTEE.

     To evidence its Guarantee set forth in Section 11.1, each Guarantor agrees that a notation of such Guarantee substantially in the form attached hereto as Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee. Such notation of Guarantee shall be signed on behalf of such Guarantor by an officer of such Guarantor (or, if an officer is not available, by a board member or director) on behalf of such Guarantor by manual or facsimile signature. In case the officer, board member or director of such Guarantor who shall have signed such notation of Guarantee shall cease to be such officer, board member or director before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed such notation of Guarantee had not ceased to be such officer, board member or director.

     Each Guarantor agrees that its Guarantee set forth in Section 11.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantors.

         SECTION 11.3          SEVERABILITY.

     In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.4          SENIORITY OF GUARANTEES.

     The  obligations  of each  Guarantor  under its Guarantee  pursuant to this
Article XI shall be junior and subordinated to any Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of AirGate. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article XI hereof. The obligations of each Guarantor under its Guarantee pursuant to this Article XI shall be equal in right of payment to all existing and future senior subordinated Indebtedness of each Guarantor and senior in right of payment to all existing and future subordinated Indebtedness of each Guarantor.

         SECTION 11.5          LIMITATION OF GUARANTORS' LIABILITY.

     Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee constituting a fraudulent transfer or conveyance.

         SECTION 11.6        GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

     Except as otherwise provided in Section 11.7 hereof, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

          (1) immediately after giving effect to such transactions, no Default or Event of Default exists; and

          (2)  either:

               (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture pursuant to a supplemental indenture and appropriate collateral documents satisfactory to the Trustee and becomes a party to the Second-Priority Security Documents; or

               (B) the Net Proceeds of any such sale or other disposition of a Guarantor are applied in accordance with the provisions of
                    Section 4.10 hereof.

     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all such Guarantees had been issued at the date of the execution hereof.

     Except as set forth in Articles IV and V hereof, and notwithstanding clauses (1) and (2) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into AirGate or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to AirGate or another Guarantor.

         SECTION 11.7          RELEASES FOLLOWING SALE OF ASSETS.

     Any Guarantor shall be released and relieved of any obligations under this Guarantee, (1) in connection with any sale or other disposition by AirGate or any Subsidiary of AirGate of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary, if AirGate or the Guarantor applies the Net Proceeds of that sale or other disposition in accordance with the provisions of Section 4.10 hereof; or (2) in connection with any sale of all of the Capital Stock of a Guarantor by AirGate or any Subsidiary of AirGate to a Person that is not (either before or after giving effect to such transaction) a Subsidiary, if AirGate applies the Net Proceeds of that sale in accordance with the provisions of Section 4.10 thereof. Upon delivery to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by AirGate in accordance with the provisions of this Indenture, including without limitation
Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

     Any Guarantor not released from its obligations under this Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XI.

         SECTION 11.8          RELEASE OF A GUARANTOR.

     Any Guarantor that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with the terms of this Indenture shall, at such time, be deemed automatically and unconditionally released and discharged of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of the Company's request for such release accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.8. Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes as provided in its Guarantee.

         SECTION 11.9          BENEFITS ACKNOWLEDGED.

     Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

         SECTION 11.10              FUTURE GUARANTORS.

     Each future Restricted Subsidiary shall become a Guarantor. Within ten (10) days of becoming a Restricted Subsidiary, such Subsidiary shall execute and deliver to the Trustee a supplemental indenture and other agreements making such Subsidiary a party to this Indenture and the Second-Priority Security Documents.

                                   ARTICLE XII

                                  SUBORDINATION

         SECTION 12.1          AGREEMENT TO SUBORDINATE.

     AirGate and each Guarantor agree, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by each Note and each Guarantee is subordinated in right of payment, to the extent and in the manner provided herein, to the prior payment in full of all Senior Debt in cash or Cash Equivalents (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

         SECTION 12.2          LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     Upon (a) any distribution to creditors of AirGate or any Guarantor in a liquidation or dissolution of AirGate or any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to either AirGate or its property or any Guarantor or its property or (b) an assignment for the benefit of creditors or any marshalling of AirGate's or any Guarantor's assets and liabilities:

               (i) the holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in cash or Cash Equivalents in respect of such Senior Debt (including interest after the commencement of any such proceeding, whether or not allowed, at the rate specified in the applicable Senior Debt) before Holders shall be entitled to receive any payment on account of any Obligations on the Notes (except that Holders may receive and retain Permitted Junior Securities and payments made from the trust described in Section 8.4 hereof); and

               (ii) until  all  Obligations  with  respect  to  Senior  Debt (as provided in clause (i) above) are paid in full in cash or Cash Equivalents, any distribution to which Holders would be entitled but for this Article XII shall be made to holders of Senior Debt (except that Holders may receive and retain Permitted Junior Securities and payments made from the trust described in Section 8.4 hereof), as their interests may appear to the extent necessary to make payment in full on all Obligations with respect to Senior Debt remaining unpaid, after giving effect to all concurrent payments or distributions to the holders of Senior Debt.

     The consolidation of AirGate or any Guarantor with, or the merger of AirGate or any Guarantor into, another Person or the liquidation or dissolution of AirGate or any Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article V shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of this Section if the Person formed by such consolidation or into which such Guarantor is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article V and, in the case of AirGate, such other Person shall assume AirGate's obligations hereunder in accordance with Article V hereof.

         SECTION 12.3          DEFAULT ON DESIGNATED SENIOR DEBT.

     Neither AirGate nor any Guarantor shall (1) make any payment or distribution to the Trustee or any Holder upon or in respect of Obligations with respect to the Notes or (2) acquire from the Trustee or any Holder any Notes for cash or property (in each case other than payments in Permitted Junior Securities and payments made from the trust previously established as described in Section 8.4 hereof) if:

          (a) a default in the payment of any principal, premium, if any, interest or other amount with respect to any Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt (whether upon maturity, as a result of acceleration or otherwise); or

          (b) any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of such Designated Senior Debt to accelerate its maturity, and AirGate and the Trustee receive written notice of such default (a "Payment Blockage Notice") from a majority of the holders, or from the trustee, agent or other representative (the "Representative") of the holders, of any such Designated Senior Debt. If the Trustee receives any such notice, a subsequent notice received within 360 days thereafter shall not be effective for purposes of this Section. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     Notwithstanding anything herein to the contrary, AirGate and the Guarantors may and shall resume payments on and distributions in respect of the Obligations on the Notes upon the earlier of:

               (i)  in the case of a default  referred  to in clause (a) of this
                    Section 12.3, the date upon which the default is cured or waived or ceases to exist, or

               (ii) in the case of a default  referred  to in clause (b) of this
                    Section 12.3, 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

         SECTION 12.4          PAYMENT PERMITTED IF NO DEFAULT.

     Nothing contained in this Article XII or elsewhere in this Indenture, in any of the Notes or in any Guarantee shall prevent AirGate or any Guarantors, as applicable, at any time except during the pendency of any case, proceedings, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of AirGate or any Guarantor referred to in Section 12.2 or under the conditions described in
Section 12.3, from making payments at any time of principal of and premium or interest on the Notes or under a Guarantee, as applicable.

         SECTION 12.5          NOTICE OF ACCELERATION OF SECURITIES.

     If payment of the Notes is accelerated because of an Event of Default, AirGate shall promptly notify holders of Senior Debt of such acceleration.

         SECTION 12.6          WHEN DISTRIBUTION MUST BE PAID OVER.

     In the event that the Trustee or any Holder receives any payments of any Obligations with respect to the Notes at a time when an officer of the Trustee has actual knowledge that such payment is prohibited by Section 12.3 hereof, such payment shall be held by the Trustee or such Holder in trust for the benefit of, and shall be paid forthwith over and delivered upon written request to, the Representative of the holders of Senior Debt of AirGate or any Guarantor under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as its interest may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     If a distribution is made to the Trustee or any Holder that because of this
Article XII should not have been made to it, the Trustee or such Holder who receives the distribution shall hold it in trust for the benefit of, and upon written request pay it over to, the Representative of the holders of Senior Debt under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as its interest may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or AirGate or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article XII except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

         SECTION 12.7          NOTICE BY AIRGATE.

     AirGate shall promptly notify the Trustee and the Paying Agent of any facts known to AirGate that would cause a payment of any Obligations with respect to the Notes to violate this Article XII, but failure to give such notice shall not affect the subordination of the Notes to Senior Debt as provided in this Article XII.

         SECTION 12.8          SUBROGATION.

     After all Senior Debt is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive payments or distributions applicable to Senior Debt to the extent that payments or distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. For the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of AirGate to which the Holders or the Trustee would otherwise be entitled except for the provisions of this Article XII, and no payments over pursuant to the provisions of this Article XII to the holders of Senior Debt by the Holders or the Trustee, or by or on behalf of the Holders by virtue of this Article XII which otherwise would have been made to the Holders shall, as between AirGate and the Holders of the Notes, be deemed to be a payment by AirGate to or on account of the Senior Debt, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand, and the holders of the Senior Debt, on the other hand.

         SECTION 12.9          RELATIVE RIGHTS.

     This Article XII defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

          (a) impair, as between AirGate and the Guarantors and Holders, the obligation of AirGate or any Guarantor, which are absolute and unconditional, to pay principal of and interest on the Notes and any other amounts due under the Indenture or the Notes in accordance with their terms;

          (b) affect the relative rights of Holders and creditors of AirGate or any Guarantor other than their rights in relation to holders of Senior Debt; or

          (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders pursuant to this Article XII.

     If AirGate fails because of this Article XII to pay principal of or interest on a Note on the due date, such failure shall still constitute a Default or Event of Default.

         SECTION 12.10         SUBORDINATION MAY NOT BE IMPAIRED BY AIRGATE.

     No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by AirGate or any Holder or by the failure of AirGate, the Trustee or any Holder to comply with this Indenture.

         SECTION 12.11         DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of either AirGate or any Guarantor referred to in this Article XII, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative of the Senior Debt or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of AirGate, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

         SECTION 12.12         RIGHTS OF TRUSTEE AND PAYING AGENT.

     AirGate shall give prompt written notice to the Trustee of any fact known to AirGate which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article XII. Regardless of anything to the contrary contained in this Article XII or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee shall have received notice in writing from AirGate, or from a holder of Senior Debt or a Representative therefor, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

     In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

         SECTION 12.13         AUTHORIZATION TO EFFECT SUBORDINATION.

     Each Holder of Notes by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article XII, and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

         SECTION 12.14         ARTICLE APPLICABLE TO PAYING AGENTS.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article in addition to or in place of the Trustee.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         SECTION 13.1          TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

         SECTION 13.2          NOTICES.

     Any notice or communication by AirGate, the Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others address:

                               If to AirGate:

                                    AirGate PCS, Inc.
                                    Harris Tower
                                    Suite 1700
                                    233 Peachtree Street, N.E.
                                    Atlanta, Georgia 30303
                                    Facsimile No.: (404) 525-7922
                                    Attention: President

                               With a copy to:

                                    AirGate PCS, Inc.
                                    Harris Tower
                                    Suite 1700
                                    233 Peachtree Street, N.E.
                                    Atlanta, Georgia 30303
                                    Facsimile No.: (404) 525-7922
                                    Attention: General Counsel

                                    and

                                    Winston & Strawn LLP
                                    35 West Wacker Drive
                                    Chicago, IL 60601
                                    Facsimile No.: (312) 558-5700
                                    Attention: R. Cabell Morris, Jr., Esq.

                                    If to the Trustee:

                                    The Bank of New York
                                    101 Barclay Street, Floor 8 West
                                    New York, New York 10286
                                    Facsimile No.: (212) 815-5707
                                    Attention: Corporate Trust Administration

     AirGate or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.

     If AirGate mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         SECTION 13.3 COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. AirGate, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

         SECTION 13.4        CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by AirGate to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), AirGate shall furnish to the Trustee upon request:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

         SECTION 13.5          STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

         SECTION 13.6          RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         SECTION 13.7 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

     No director, officer, employee, incorporator or stockholder of AirGate, as such, shall have any liability for any obligations of AirGate or any Guarantor under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         SECTION 13.8          GOVERNING LAW.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES, IF ANY. The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 13.9          NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of AirGate or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 13.10         SUCCESSORS.

     All agreements of AirGate and the Guarantors in this Indenture and the Notes and the Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

         SECTION 13.11         SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 13.12         COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 13.13         TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 13.14         ACTS OF HOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to AirGate. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and AirGate, if made in the manner provided in this Section 1.04.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Notes shall be proved by the Holder list maintained under Section 2.05 hereunder.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or AirGate in reliance thereon, whether or not notation of such action is made upon such Note.

          (e) If AirGate shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, AirGate may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but AirGate shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                         [Signatures on following page]

                                   SIGNATURES


Dated as of February 20, 2004
                              AIRGATE PCS, INC.


                              By:  /s/  Thomas M. Dougherty
                                   ------------------------------
                                   Name: Thomas M. Dougherty
                                   Title: President and Chief Executive Officer

                              AGW LEASING COMPANY, INC.


                              By: /s/  Thomas M. Dougherty
                                  -----------------------------
                                   Name: Thomas M. Dougherty
                                   Title: President and Chief Executive Officer

                              AIRGATE NETWORK SERVICES, LLC


                              By: /s/  Thomas M. Dougherty
                                  ------------------------------
                                   Name: Thomas M. Dougherty
                                   Title: President and Chief Executive Officer

                              AIRGATE SERVICE COMPANY, INC.


                              By: /s/  Thomas M. Dougherty
                                  ------------------------------
                                   Name: Thomas M. Dougherty
                                   Title: President and Chief Executive Officer

                              THE BANK OF NEW YORK, as Trustee


                                  By: /s/  Mary LaGumina
                                     ---------------------------
                                       Name: Mary LaGumina
                                       Title: Vice President

                                                                       EXHIBIT A

                                  FORM OF NOTE

                   (Face of Senior Subordinated Secured Note)

                 9?% Senior Subordinated Secured Notes due 2009

     [Unless and until it is exchanged in whole or in part for Senior Subordinated Secured Notes in definitive form, this Senior Subordinated Secured Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.]

No. ___                                                           $_____________
                                                                  CUSIP NO.

                                AIRGATE PCS, INC.

promises to pay to ___________________ or registered assigns, the principal sum of ____________ Dollars on September 1, 2009.

     Interest Payment Dates: January 1 and July 1, beginning July 1, 2004

               Record Dates: June 15 and December 15

                             AIRGATE PCS, INC.


                             By:  ___________________________
                             Name:
                             Title:

This is one of the
Senior Subordinated Secured Notes referred to in the within-mentioned Indenture:

Dated:
       -----------------------------

THE BANK OF NEW YORK,
as Trustee


By:
   -----------------------------------------

                   (Back of Senior Subordinated Secured Note)

                 9?% Senior Subordinated Secured Notes due 2009

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1) INTEREST. AirGate PCS, Inc., a Delaware corporation, or its successor ("AirGate"), promises to pay interest on the principal amount of this Senior Subordinated Secured Note at the rate of 9?% per annum. AirGate will pay interest in United States dollars (except as otherwise provided herein) semi-annually in arrears on January 1 and July 1, commencing on July 1, 2004, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Subordinated Secured Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 1, 2004; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Senior Subordinated Secured Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after January 1, 2004), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Senior Subordinated Secured Notes, in which case interest shall accrue from the date of authentication. AirGate shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Subordinated Secured Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy
     Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2) METHOD OF PAYMENT. AirGate will pay interest on the Senior Subordinated Secured Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of Senior Subordinated Secured Notes at the close of business on the June 15 or December 15 next preceding the Interest Payment Date, even if such Senior Subordinated Secured Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Subordinated Secured Notes shall be payable as to principal, premium and interest at the office or agency of AirGate maintained for such purpose within or without the City and State of New York, or, at the option of AirGate, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Senior Subordinated Secured Notes the Holders of which shall have provided written wire transfer instructions to AirGate and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Any payments of principal of this Senior Subordinated Secured Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee's agent appointed for such purposes.

3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. AirGate may change any Paying Agent or Registrar without notice to any Holder. AirGate or any of its Subsidiaries may act in any such capacity.

4) INDENTURE. AirGate issued the Senior Subordinated Secured Notes under an Indenture, dated as of February 20, 2004 (the "Indenture"), among AirGate, AGW Leasing Company, Inc., AirGate Network Services, LLC, AirGate Service Company, Inc. and the Trustee. The terms of the Senior Subordinated Secured Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"). To the extent the provisions of this Senior Subordinated Secured Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Senior Subordinated Secured Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Senior Subordinated Secured Notes are senior subordinated and secured Obligations of AirGate limited to $159,034,600 in aggregate principal amount, plus amounts, if any, sufficient to pay premium and interest on outstanding Senior Subordinated Secured Notes as set forth in Paragraph 2 hereof.

          The payment of principal and interest on the Senior Subordinated Secured Notes is unconditionally guaranteed on a senior subordinated and secured basis by the Guarantors.

5) OPTIONAL REDEMPTION. The Senior Subordinated Secured Notes shall not be redeemable at AirGate's option prior to January 1, 2006. Thereafter, the Senior Subordinated Secured Notes shall be subject to redemption at the option of AirGate, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1 of the years indicated below:

                                Year                              Percentage
                                ----                              ----------
              2006...................................              104.688%
              2007...................................              102.344%
              2008 and thereafter....................              100.000%


6) MANDATORY REDEMPTION. AirGate shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Secured Notes.

7)   REPURCHASE AT OPTION OF HOLDER.

     (a) Upon the occurrence of a Change of Control, each Holder will have the right to require AirGate to repurchase all or any part (equal to $100 or an integral multiple thereof) of such Holder's Senior Subordinated Secured Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. Within ten days following any Change of Control, AirGate will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

     (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, AirGate will be required to make an offer to all Holders and to holders of such other Indebtedness that is pari passu with the Senior Subordinated Secured Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Subordinated Secured Notes and such other Indebtedness that is pari passu with the Senior Subordinated Secured Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase in accordance with the procedures set forth in the Indenture or such other governing document in the case of Indebtedness pari passu with the Senior Subordinated Secured Notes. To the extent that the aggregate amount of Senior Subordinated Secured Notes and such other Indebtedness that is pari passu with the Senior Subordinated Secured Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, AirGate may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Senior Subordinated Secured Notes and such other Indebtedness that is pari passu with the Senior Subordinated Secured Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Subordinated Secured Notes and such other Indebtedness that is pari passu with the Senior Subordinated Secured Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     (c) Holders of the Senior Subordinated Secured Notes that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from AirGate prior to any related purchase date and may elect to have such Senior Subordinated Secured Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

8) NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Subordinated Secured Notes are to be redeemed at its registered address. Senior Subordinated Secured Notes in denominations larger than $100 may be redeemed in part but only in whole multiples of $100, unless all of the Senior Subordinated Secured Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on the Senior Subordinated Secured Notes or portions hereof called for redemption.

9) SECURITY. The Indenture provides that the Senior Subordinated Secured Notes or Guarantees must be secured by Liens on Collateral of AirGate or the Guarantors. Liens securing the Senior Subordinated Secured Notes or Guarantees may be released in various circumstances, including in certain circumstances without the consent of Holders.

10) DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Subordinated Secured Notes are in registered form without coupons in initial denominations of $100 and integral multiples of $100. The transfer of the Senior Subordinated Secured Notes may be registered and the Senior Subordinated Secured Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and AirGate may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. AirGate need not exchange or register the transfer of any Senior Subordinated Secured Note or portion of a Senior Subordinated Secured Note selected for redemption, except for the unredeemed portion of any Senior Subordinated Secured Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Subordinated Secured Notes for a period of 15 days before a selection of Senior Subordinated Secured Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

11) PERSONS DEEMED OWNERS. The registered holder of a Senior Subordinated Secured Note may be treated as its owner for all purposes.

12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture and the Senior Subordinated Secured Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Subordinated Secured Notes (it being understood that the provisions of the Intercreditor Agreement and the Second-Priority Security Documents that may by their terms be amended or supplemented without the consent of the Holders do not require the consent of the Holders contemplated hereby), including, without limitation, consents obtained in connection with a purchase of or, tender offer or exchange offer for Senior Subordinated Secured Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Senior Subordinated Secured Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Secured Notes (it being understood that the provisions of the Intercreditor Agreement and the Second-Priority Security Documents that may by their terms be waived without the consent of the Holders do not require the consent of the Holders contemplated hereby), including consents obtained in connection with a tender offer or exchange offer for Senior Subordinated Secured Notes.

          Without the consent of any Holder, AirGate and the Trustee may amend or supplement the Indenture, the Senior Subordinated Secured Notes, the Intercreditor Agreement or any Second-Priority Security Document to (i) cure any ambiguity, defect or inconsistency, (ii) provide for uncertificated Senior Subordinated Secured Notes in addition to or in place of certificated Senior Subordinated Secured Notes, (iii) provide for the assumption of AirGate's or a Guarantor's obligations to Holders under the Indenture, the Intercreditor Agreement or any Second-Priority Security Document in the case of a merger or consolidation or a sale of all or substantially all of AirGate's assets in accordance with the Indenture,
     (iv) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, (v) secure the Notes under the Indenture, to add Guarantees with respect to the Notes, or to confirm and evidence the release, termination or discharge of any such security or Guarantee when such release, termination or discharge is permitted by the Indenture and the Security Documents, (vi) add or release Collateral as permitted under the terms of the Indenture, the Intercreditor Agreement or the Second-Priority Security Documents, (vii) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or otherwise in obtaining an exemption from, or interpretation of, or in elaborating on, the requirements of Section 314(d) of the TIA or to enable AirGate to rely on existing interpretations of the Commission regarding the requirements of Section 314(d) of the TIA or
     (viii) to confirm the automatic amendment or waiver of the Second-Priority Security Documents pursuant to the terms of the Intercreditor Agreement.

          Without the consent of each Holder adversely affected, an amendment or waiver to the Indenture or the Senior Subordinated Secured Notes may not, with respect to any Senior Subordinated Secured Notes held by a non-consenting Holder, (i) reduce the principal amount of Senior Subordinated Secured Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Senior Subordinated Secured Note or alter the provisions with respect to the redemption of the Senior Subordinated Secured Notes, except for provisions relating to Sections 4.10 and 4.14 of the Indenture,
     (iii) reduce the rate of or change the time for payment of interest on any Senior Subordinated Secured Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Subordinated Secured Notes (except a rescission of acceleration of the Senior Subordinated Secured Notes by the Holders of at least a majority in aggregate principal amount of the Senior Subordinated Secured Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Senior Subordinated Secured Note payable in money other than that stated in the Senior Subordinated Secured Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Senior Subordinated Secured Notes, (vii) waive a redemption payment with respect to any Senior Subordinated Secured Note, other than a payment required by Sections 4.10 and 4.14 of the Indenture, and (viii) make any change in the preceding amendment and waiver provisions.

13) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Senior Subordinated Secured Notes, whether or not prohibited by Article XII of the Indenture; (ii) default in payment when due of the principal of or premium, if any, on the Senior Subordinated Secured Notes, whether or not prohibited by Article XII of the Indenture; (iii) failure by AirGate or any Restricted Subsidiary to comply with the provisions described in Sections 4.10 and 4.14 of the Indenture; (iv) failure by AirGate or any Restricted Subsidiary for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Senior Subordinated Secured Notes then outstanding to comply with any of the other provisions of the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by AirGate or any of its Restricted Subsidiaries (or the payment of which is guaranteed by AirGate or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A)(1) is caused by a failure to pay any principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (2) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vi) failure by AirGate or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to AirGate or any of its Restricted Subsidiaries; (viii) any Second-Priority Security Document or the Intercreditor Agreement is held to be unenforceable or invalid for any reason, the security interests purported to be created by the Second-Priority Security Documents are held to be unenforceable, invalid or impaired with respect to a material portion of the Collateral, AirGate or any Guarantor defaults in the performance of the terms of any of the Second-Priority Security Documents or the
     Intercreditor Agreement in a manner which adversely affects the enforceability or validity of the security interest on a material portion of the Collateral or in a manner which adversely affects the condition or value of a material portion of the Collateral, or AirGate or any Guarantor repudiates or disaffirms any of its obligations under any of the Second-Priority Security Documents or the Intercreditor Agreement; (ix) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and (x) any event occurs that causes, subject to any applicable grace period, an Event of Termination under any of the Sprint Agreements.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Secured Notes may declare all the Senior Subordinated Secured Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to AirGate or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Subordinated Secured Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Senior Subordinated Secured Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Subordinated Secured Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for AirGate, the Guarantors or their respective Affiliates, and may otherwise deal with AirGate, the Guarantors or their respective Affiliates, as if it were not the Trustee.

15) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of AirGate or any Subsidiary Guarantor, as such, shall have any liability for any obligations of AirGate or any Subsidiary Guarantor under the Senior Subordinated Secured Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Secured Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Subordinated Secured Notes.

16)  AUTHENTICATION.  This Senior  Subordinated  Secured Note shall not be valid
     until   authenticated  by  the  manual  signature  of  the  Trustee  or  an authenticating agent.

17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, AirGate has caused CUSIP numbers to be printed on the Senior Subordinated Secured Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          AirGate shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                                    AirGate PCS, Inc.
                                    Harris Tower
                                    Suite 1700
                                    233 Peachtree Street, N.E.
                                    Atlanta, Georgia 30303
                                    Telecopy: (404) 525-7922
                                    Attention:  Secretary

                                 ASSIGNMENT FORM

     To assign this Senior  Subordinated  Secured Note,  fill in the form below:
(I) or (we) assign and transfer this Senior Subordinated Secured Note to

-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint  _______________________________________________________
to transfer this Senior Subordinated Secured Note on the books of AirGate. The agent may substitute another to act for him.

-------------------------------------------------------------------------------

Date: ___________________


                               Your Signature:____________________________
                                              (Sign exactly as your name
                                              appears on the face of this
                                              Senior Subordinated Secured Note)

                               Signature guarantee:

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Senior Subordinated Secured Note purchased by AirGate pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

     [_] Section 4.10                   [_] Section 4.14

     If you want to elect to have only part of the Senior Subordinated Secured Note purchased by AirGate pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $_____________

Date:_________________           Your Signature:
                                                -----------------------------
                                              (Sign exactly as your name appears
                                              on the Senior Subordinated
                                              Secured Note)

                                 Tax Identification No.: ___________

                                 Signature guarantee:




           SCHEDULE OF EXCHANGES OF SENIOR SUBORDINATED SECURED NOTES

                  The following exchanges of a part of this Global Note for other Senior Subordinated Secured Notes have been made:

      ------------------------- ---------------------- ----------------------- ---------------------- ----------------------

                                                                                Principal Amount of       Signature of
                                                                                 this Global Note      authorized officer
                                 Amount of decrease    Amount of increase in      following such      of Trustee or Senior
                                 in Principal Amount    Principal Amount of        decrease (or       Subordinated Secured
          Date of Exchange       of this Global Note      this Global Note           increase)           Note Custodian
      ------------------------- ---------------------- ----------------------- ---------------------- ----------------------


                                                                       EXHIBIT B

                                FORM OF GUARANTEE

     The Guarantor listed below (hereinafter referred to as the "Guarantor," which term includes any successors or assigns under that certain Indenture, dated as of February 20, 2004, by and among AirGate, AGW Leasing Company, Inc., AirGate Network Services, LLC, AirGate Service Company, Inc. and the Trustee (as amended and supplemented from time to time, the "Indenture") and any additional Guarantors), has guaranteed the Notes and the obligations of AirGate under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the 9?% Senior Subordinated Secured Notes due 2009 (the "Notes") of AirGate PCS, Inc., a Delaware corporation ("AirGate"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of AirGate to the Holders or the Trustee all in accordance with the terms set forth in Article XI of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee or the Indenture.

     The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

     No stockholder, employee, officer, director or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of AirGate's obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. The Obligations of each Guarantor under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

     THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of                                  [NAME OF GUARANTOR]
            ------------------------


                                             By:_______________________________
                                             Name:
                                             Title:


                                             (SEAL)